REGISTRATION NO. 333-97687

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Echo Metrix, Inc.
_____________________________________________________________
(Exact name of registrant as specified in)

Delaware	7380	11-3621755
(State of Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791 (516) 802-0223
__________________________________________________________________________________
(Address and Telephone Number of Principal Executive Offices)

SearchHelp, Inc.
_____________________________________________________________
(former name or address if applicable)

6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791
__________________________________________________________________________________
(Address of Principal Place of Business)

Jeffrey Greene, Chief Executive Officer
Echo Metrix, Inc.
6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791 (516) 802-0223
__________________________________________________________________________________
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Gregory Sichenzia
Sichenzia Ross Friedman Ference,  LLP
61 Broadway, New York, NY 10006
Phone: (212) 930-9700
Facsimile: (212) 930-9725

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, checking the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	DOLLAR AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(3)
Units	$4,000,000	$.50 per Unit	$4,000,000	-
Common Stock, $.0001 par value(1)	$3,840,000	$.48 per Share	$3,840,000	$368
Common Stock Class A Redeemable Warrants(2)	$80,000	$.01 per Warrant	$80,000	-
Common Stock, $.0001 par value, Issuable on Exercise of Class A Redeemable Warrants	$6,000,000	$.75 per Share	$6,000,000	$552
Common Stock Class B Redeemable Warrants(2)	$80,000	$.01 per Warrant	$80,000	-
Common Stock, $.0001 par value, Issuable on Exercise of Class B Redeemable Warrants	$14,000,000	$1.75 per Share	$14,000,000	$1,288

(1) This registration statement also covers an indeterminate number of shares of Echo Metrix, Inc.’s common stock, par value $.0001 per share that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective warrants in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Included in Units for the purpose of calculating the registration fee.

(3) These Registration fees were paid with filing of original Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CONTENTS

Risk Factors	2
Where You Can Find More Information	5
Use of Proceeds	5
Capitalization	5
Management’s Discussion and Analysis of Financial Condition and Results of Operations	6
Market for Common Equity and Related Stockholder Matters	10
Business	12
Management	15
Executive Compensation	18
Principal Stockholders	19
Certain Transactions	20
Plan of Distribution	20
Description of Securities	21
Legal Matters	22
Experts	22
Index to Financial Statements	23
Other Expenses of Issuance and Distribution	24
Indemnification of Directors and Officers	24
Recent Sales of Unregistered Securities	25
Exhibits	33
Undertakings	35

ECHO METRIX, INC.

This Post-Effective Amendment No. 4 has been prepared to amend the terms of the Class A Warrant, the Class B Warrant, and to provide current information to the holders of warrants to purchase our common stock in order to assist them in making the decision of whether or not to exercise their warrants.

You should pay particular attention to the risk factors described in this Post-Effective Amendment No. 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ORIGINAL PROSPECTUS OR THIS POST-EFFECTIVE AMENDMENT NO. 4. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

As used in this Post-Effective Amendment No. 4, references to the “Company,” “Echo Metrix,” “we,” “us,” “our” or similar terms mean Echo Metrix, Inc. and its consolidated subsidiaries. The Company’s software products, “Sentry At Home”, “Sentry Remote” and “Sentry Mobile”, which together with our “Sentry Predator Locator” product, are generally referred to in this report as Sentry software or Sentry Parental Control products.

The Date of this Post-Effective Amendment No. 4 is June 1, 2009.

RISK FACTORS.

THE SECURITIES OFFERED UNDER THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD ONLY PURCHASE THESE SECURITIES IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. BEFORE MAKING AN INVESTMENT IN THE COMPANY, YOU SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING RISK FACTORS AFFECTING OUR BUSINESS AND SECURITIES, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS.

RISKS RELATED TO ECHO METRIX

IF WE CONTINUE OUR HISTORY OF LOSSES, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS

We incurred net losses of $1,052,290 for the three months ended March 31, 2009 and of $5,190,030 for the year ended December 31, 2008. Since inception, we have an accumulated deficit of $23,901,839. As a result, as of March 31, 2009, we had a stockholders’ deficit of $3,854,763 and a working capital deficiency of $3,679,163. We cannot be certain whether we will ever make a profit, or, if we do, that we will be able to continue earning a significant amount of revenues or making a profit. If we continue to lose money, our stock price could decline or we may be forced to discontinue our operations, either of which may result in you losing a portion or all of your investment.

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS AS A GOING CONCERN.

The report of our independent auditors for the fiscal year ended December 31, 2008 was issued under the assumption that we would continue as a going concern. As discussed in Note 1 to our financial statements for the fiscal year December 31, 2008, we have experienced operating losses over the past two years resulting in an accumulated deficit. Our independent auditors believe, based on our financial results as of December 31, 2008, that such results raised substantial doubts about our ability to continue as a going concern. The financial statements included in the Annual Report on Form 10-K do not include any adjustments to asset values or recorded liability amounts that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL OR OUR OPERATING RESULTS AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED

The Company's cash on hand at March 31, 2009 totaled $116,748. The Company will need additional financing to meet its obligations and to continue its business. The Company is exploring alternative sources of financing, including institutional and non-institutional debt, equity, which will be highly dilutive to the current stockholders, joint venture arrangements or a combination of any or all of the foregoing. No arrangements have been entered into. The Company will need to raise at least a minimum of $500,000 by June 15, 2009 in order to continue operations and an additional $2,000,000 after that in order to enable the Company to generate sufficient revenues to cover all of its present and future costs and expenses. If we are not able to raise funds, we may not be able to successfully develop and market our products and our business will most likely fail.

AS WE RAISE ADDITIONAL CAPITAL BY SELLING SECURITIES, YOUR PERCENTAGE OWNERSHIP INTEREST IN ECHO METRIX WILL LIKELY BE REDUCED

The raising of additional financing would in all likelihood result in dilution or reduction in the value of our securities. Our ability to operate is dependent upon obtaining sufficient capital. Accordingly, we anticipate that we will, at the appropriate time, increase our capital base, which increase may include the sale of securities with a priority to the common stock. These sales will reduce your percentage of ownership.

OUR INABILITY TO RETAIN AND ATTRACT KEY PERSONNEL COULD SERIOUSLY HARM OUR BUSINESS AND ADVERSELY AFFECT OUR ABILITY TO DEVELOP OUR PRODUCTS

We believe that our future success will depend on the abilities and continued service of our senior management and executive officers, particularly our Chief Executive Officer and Chief Operating Officer and those persons involved in the research and development of our products. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and market our products and other future products being developed.

OUR SENTRY PARENTAL CONTROL SOFTWARE TECHNOLOGY AND STRATEGY MAY NOT BE SUCCESSFUL

Our success will depend almost entirely upon the acceptance of our products and services by parents with children under the age of 17, elementary and middle schools, media companies and households. Market acceptance will depend upon several factors, particularly the determination by parents that they need and want to monitor and protect their children while on the Internet and the determination by schools that they want to educate and inform families about the need for monitoring and knowing what their children do while on the Internet. A number of factors may inhibit acceptance, including the existence of competing products, our inability to convince families that they need to pay for the products and services that we will offer, or failure by households and service companies to use our products. If our products are not accepted by the market, we may have to curtail our business operations, which could have a material negative effect on operating results and most likely result in a lower stock price.

THE COMMERCIALIZATION OF OUR NEW TECHNOLOGY AND STRATEGY MAY NOT BE SUCCESSFUL

Our success will depend upon the acceptance of our products and services by advertisers and marketers. Market acceptance will depend upon several factors, particularly the determination by businesses that they need and want accurate, relevant, real time, and objective marketing intelligence. A number of factors may inhibit acceptance, including our inability to convince businesses that they need to pay for the products and services that we will offer. If our products are not accepted by the market, we may have to curtail our business operations, which could have a material negative effect on operating results and most likely result in a lower stock price.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE COMPETITORS

We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our primary market and be able to compete at a profit. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors’ innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

IF WE DO NOT CONTINUALLY UPDATE OUR PRODUCTS, THEY MAY BECOME OBSOLETE AND WE MAY NOT BE ABLE TO COMPETE WITH OTHER COMPANIES

Internet technology, software applications and related infrastructure are rapidly evolving. Our ability to compete depends on the continuing development of our technologies and products. We cannot assure you that we will be able to keep pace with technological advances or that our products will not become obsolete. We cannot assure you that competitors will not develop related or similar products and bring them to market before we do, or do so more successfully, or that they will not develop technologies and products more effective than any that we have developed or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

OUR BUSINESS IS CONCENTRATED, MAKING OUR OPERATIONS SENSITIVE TO ECONOMIC FLUCTUATIONS

Because of our extremely limited financial resources, it is unlikely that we will be able to further diversify our operations. Therefore, we will be subject to economic fluctuations within our industry. If our business does not succeed, you could lose all or part of your investment.

IF WE DO NOT SUCCEED IN OUR EXPANSION STRATEGY, WE MAY NOT ACHIEVE THE RESULTS WE PROJECT

Our business strategy is designed to expand the sales of our products and services. Our ability to implement our plan will depend primarily on the ability to attract customers and the availability of qualified and cost-effective sales personnel. There are no firm agreements for employment of additional marketing personnel, and we can give you no assurance that any of our expansion plans will be successful or that we will be able to establish additional favorable relationships for the marketing and sales of our products and services. We also cannot be certain when, if ever, we will be able to hire the appropriate marketing personnel and to establish additional merchandising relationships.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AGAINST LAWSUITS

Echo Metrix is a Delaware corporation. Delaware law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Delaware law also authorizes Delaware corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

OUR COMPANY IS A PARTY TO VARIOUS LITIGATION

We have been engaged in various litigations (See Litigation section below).  We could be subject to future litigations that could materially affect our ability to operate our Business.

RISKS RELATED TO OUR SECURITIES

WE HAVE BROAD DISCRETION TO USE THE OFFERING PROCEEDS

All of the net proceeds from issuing notes and from the sale of stock are anticipated to be used for working capital, including support of our expansion plans. Thus, our management will have sole discretion over how these proceeds are used. We cannot assure you that the proceeds will be invested to yield a favorable return.

ISSUANCE OF PREFERRED STOCK COULD HURT HOLDERS OF COMMON STOCK

Our board of directors is authorized by our charter to create and issue preferred stock. The rights of holders of preferred stock take precedence over the rights of holders of common stock. Between February 2007 and December 31, 2007, the Company created a class of 1,526,718 Series A 7% of cumulative preferred stock, since that date, we have sold an aggregate of 901,237 shares of Series A preferred stock and may issue additional shares of our Series A preferred stock at any time. The preferred stock has a preference or liquidation of $2.62. The rights of future preferred stockholders could delay, defer or prevent a change of control of Echo Metrix, even if the holders of common stock are in favor of that change of control, as well as enjoy preferential treatment on matters like distributions, liquidation preferences and voting.

OUR STOCK PRICE HAS BEEN VOLATILE

Our stock price fluctuated between $0.03 and $0.14 for the three months ended March 31, 2009 and between $0.08 and $0.25 for the year ended December 31, 2008. The price of our shares may fluctuate significantly despite the absence of any apparent reason. In addition, our stock is thinly traded, leading to even greater volatility. You should expect this volatility to continue. The price of our common stock may be subject to considerable fluctuations as a result of various factors, including but not limited to:

•	Technological innovations or commercialization of new products by our competitors;
•	The release of research reports by securities analysts;
•	Disputes concerning patents or proprietary rights;
•	Financial results of other firms, particularly those in our industry; and
•	Economic and other external factors.

The Company’s Common Stock does not currently have an active or liquid public market. As a result, even if the Securities are registered, investors may find it difficult to sell them. There can be no assurance that a liquid market for the Securities will ever develop in the United States, or elsewhere, or that if such a market does develop, that it will continue; or that the trading price of the Securities will not be subject to significant price fluctuations. Investors may also find it difficult to obtain accurate information and quotations as to the price of the Company’s securities. Accordingly, an investment in the Securities should only be considered by those investors who do not require liquidity and can afford to suffer a total loss of their investment. An investor should consider consulting with professional advisers before making such an investment.

OUR SHARES ARE CLASSIFIED AS “PENNY STOCK” AND BECAUSE “PENNY STOCK” RULES WILL APPLY, YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES

A “penny stock” is a common stock that is not listed on a national securities exchange and trades for less than $5.00 per share. Additional disclosure is required in connection with trades in a penny stock. These disclosure requirements may have the effect of reducing the level of trading activity in our common stock, making the market for the shares of common stock illiquid.

THERE WILL BE A SIGNIFICANT NUMBER OF SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE AND THIS MAY HURT THE MARKET PRICE OF THE SHARES

The market price of our shares could decline as a result of sales, or the perception that sales could occur, of a large number of shares available in the public market. Such sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. At March 31, 2009, we had a total of 74,538,977 shares of common stock outstanding, but there were also 39,651,611 shares that could be acquired upon the conversion or exercise of outstanding preferred stock, notes, options and warrants. Upon the conversion or exercise of these securities, your interest in Echo Metrix will be diluted.

WE HAVE NEVER PAID ANY CASH DIVIDENDS

Echo Metrix has never paid any cash dividends on its shares of common stock and there are presently no plans being considered that would result in the payment of cash dividends.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 with respect to the common stock that may be sold under this prospectus. This prospectus does not contain all of the information set forth in that registration statement, certain parts of which are not included in accordance with the rules and regulations of the SEC. Copies of that registration statement can be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

USE OF PROCEEDS.

We will use any proceeds we receive from the exercise by holders of the warrants as working capital.

CAPITALIZATION.

The following table sets forth our actual capitalization at March  31, 2009. You should read this section in conjunction with our financial statements and related notes appearing elsewhere in this prospectus.

Current liabilities		$3,804,620

Other liabilities		465,965

Stockholders’ deficit
Preferred stock - $.0001 par value, authorized - 25,000,000 shares issued and outstanding - 901,237 and 0, respectively	90
Common stock - $.0001 par value, authorized - 250,000,000 shares issued and outstanding – 74,538,977shares	7,454
Additional paid-in capital	20,039,532
Accumulated deficit	(23,901,839)
Total stockholders’ deficit		(3,854,763)

Total Capitalization		$415,822

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus.

 Forward-Looking Statements

Except for the historical information contained herein, the matters discussed below or elsewhere in this prospectus may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. We make such forward-looking statements under the provisions of the “safe harbor” section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company’s views and assumptions based on information currently available to management. Such views and assumptions are based on, among other things, the Company’s operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to,   the factors we describe under “Risk Factors,” and

•	the Company’s ability to secure necessary capital in order to continue to operate;
•	the Company’s ability to complete and sell its products and services;
•	the Company’s ability to achieve levels of sales sufficient to cover operating expenses;
•	prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company’s products and services;
•	regulatory or legal changes affecting the Company’s business; and
•	the effectiveness of the Company’s relationships in the parental control and monitoring software and services business.

Background

Echo Metrix, Inc. develops software services committed to real-time online protection and family safety.  The   Company develops and sells software products that offer parental controls that enable parents, both in home and remotely, to monitor and regulate their child’s computer activities.  The Company, through the newly acquired EchoMetrix division, intends to  offer technology to corporations, within various verticals, to help management analyze real-time, natural language expressions and measure sentiment and behavior in digital content, such as blogs, forums, emails, instant messaging and mobile text.

The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  These circumstances raise substantial doubt about the Company's ability to continue as a going concern.  The unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses.  The plan includes, among other things, implementing numerous online sales campaigns of parental control software, and concentrating on the new Echo Metrix division.

If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company will need additional financing to continue to operate. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations.

During the three months ended March 31, 2009, the Company focused on three primary operating priorities:

●
Product Design and Delivery. We continue to improve and enhance the functionality of our Sentry software. On February 1, 2008 the Company released the latest version of its Sentry Product which was completely rebuilt during 2007. We repackaged the new Sentry product and created additional products versions, each having a different price point.  The Company has not, up until this point, concentrated resources to online sales.

The Company also announced its intent to commercialize its Echo Metrix technology (the “Pulse” product) developed by the Company that it believes could provide advertisers and marketers the ability to analyze natural language expression and sentiment in real-time of digital content, such as blogs, emails, and uniquely instant messaging and mobile text messaging. This automated ability to ascertain emotional context in digital content has widespread uses and implications in the evolving marketing and media landscape. The first half of 2009 will be spent signing beta users and prepare for the Pulse which is expected to be completed early in 2009.  At that time, the Company believes that it will be in a position to generate  revenue. The revenue model involves switching its Beta users to paid users.  The model is a monthly per seat user model.  The Company will charge  between $500-$5,000 per month per computer. The Company expects Pulse to be  distributed through market research firms and  advertising.

●
Raising Awareness in the Marketplace. We began a concerted effort to increase advertising and promotion in order to foster awareness of the Sentry product line in the marketplace. The Company has been pursuing OEM relationships, infomercial and other promotional videos, increasing product give-aways, and increasing the level of Internet advertising.

●
Addressing the Company's liquidity and capital needs.   Since inception, the Company has not generated any significant cash flows from operations. Therefore, the Company has funded its operations by issuing notes and by selling common stock and preferred stock.  Management has determined that the Company will require additional capital in order to fully exploit the market for its products and services. See – Liquidity and Capital Resources.

Significant and Critical Accounting Policies:

(a) Basis of Presentation: The accompanying financial statements which accompany the Annual Report on Form 10-K have been prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements for the year ended December 31, 2008 and 2007 include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

(b) Revenue Recognition: The Company recognizes revenues in accordance with the SEC, Staff Accounting Bulletin 104, “Revenue Recognition” (“SAB 104”). Under SAB 104 revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable and collectability is reasonably assured. Software products and services revenue is derived via three distinct methods: direct non- consignment sales, consignment sales and online Internet sales: (i) revenue in the form of direct non- consignment sales of merchandise are recognized when title passes to the customer, typically upon shipment, less an estimated reserve if return privileges exist; (ii) revenue from consignment sales of software is recognized when proof of sale to the end user is received; (iii) revenue from online Internet sales is recognized upon the settlement of credit card charges, typically within three days of the sale. There was no consignment sales in the fiscal year ended December 31, 2008.

(c) Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(d) Stock Based Compensation: Effective January 1, 2006, the Company’s Plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

Prior to January 1, 2006, the Company accounted for similar transactions in accordance with APB No. 25 which employed the intrinsic value method of measuring compensation cost. Accordingly, compensation expense was not recognized for fixed stock options if the exercise price of the option equaled or exceeded the fair value of the underlying stock at the grant date.

(e) Software Development Costs: Research and development costs are expensed as incurred. No research and development costs were incurred during the years ended December 31, 2008 and 2007.

In accordance with the provisions of SFAS No. 86, "Accounting for the costs of computer software to be sold or otherwise marketed", software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. For the year ended December 31, 2008, the Company capitalized $108,957 of software development costs. No development costs were capitalized for the year ended December 31, 2007.  The software costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the years ended December 31, 2008 and 2007 was $22,043 and $231,383 respectively.

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, we review long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.  In such circumstances, we will estimate the future cash flows expected to result from the use of the asset and its eventual disposition.  Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows.  If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, we will recognize an impairment loss to adjust to the fair value of the asset.  On December 31, 2007 we determined the future sales of our Sentry Predator Locator product, net of the cost of those sales, would not be sufficient to recover any amount of the unamortized costs.  As a result, in the fiscal year ended December 31, 2007, we recorded an impairment to software development costs of $270,680.

(f) Goodwill and Other Intangible Assets: Under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill is to be tested for impairment at least annually at the reporting unit level. In accordance with SFAS 142, we performed impairment tests on goodwill and purchased intangible assets from the acquisition of ETP on June 8, 2005.  The goodwill and other intangible assets were written off after the Company performed these impairment tests and determined that the fair value of the goodwill and other intangible assets exceeded its carrying value.  Fair value was determined by estimates of future cash flows.  At December 31, 2007, we determined our projections for cash flow from the acquired assets was insufficient to support the goodwill and other intangible assets as assets and that an immediate impairment write-off was in order. Pursuant to the impairment tests, goodwill and unamortized intangibles totaling $998,580 were written off as of December 31, 2007.

Results of Operations

Comparison of the Results for the Three Months Ended March 31, 2009 and March 31, 2008 (restated)

Revenue for the three months ended March 31, 2009 and 2008 was $9,097 and $83,872, respectively, a decrease of $74,775. The decrease relates to sales from distributors in the prior comparative period totaling approximately $74,000. The current period consists of on-line sales only.

Cost of sales for the year three months ended March 31, 2009 and 2008 was $244 and $31,863, respectively.  The decrease in cost of sales is a directly related to the Company’s having fewer sales.

Selling costs decreased to $12,110 from $41,543 for the three months ended March 31, 2009 and 2008, respectively.  This is directly attributable to the Company’s focus on shifting sales channels from distributors to on-line sales.

General and administrative expenses increased to $846,554 from $684,938 for the three months ended March 31, 2009 and 2008, respectively.  This increase consists of an increase in compensation costs (which includes stock compensation, salaries, taxes and benefits) of $192,604.  The remaining decrease is due to the Company’s efforts to reduce overall costs.

Depreciation and amortization expenses increased to $139,215 for the three months ended March 31, 2009 from $14,299 for the prior comparative period.  The increase relates primarily to the amortization of debt discount associated with the short term promissory notes issued in the later part of 2008 and the first quarter 2009.  Total amortization related to such notes for the three months ended March 31, 2009 totaled $97,672. Also included in the current period is amortization of software and intangibles totaling $25,481 and depreciation of fixed assets of $16,062.  The prior period amount relates to depreciation of fixed assets.

Interest expense for the three months ended March 31, 2009 and 2008 (as restated) was $55,967 and $1,115,356, respectively, a decrease of $1,059,389. This decrease in interest expense is a result of the conversion of  $1,388,000 of notes in the first quarter of fiscal year 2008, and recording a charge for the modification of debt (due to a lower conversion price and lower warrant exercise price) of $985,500.

Liquidity and Capital Resources

The Company's liquidity and capital needs relate primarily to working capital and other general corporate requirements.  To date, the Company has funded its operations with stockholder loans and by issuing notes and by the sale of common stock.  Since inception, the Company has not generated any significant cash flows from operations.  At March 31, 2009, the Company had cash and cash equivalents of $116,748 and a working capital deficiency of $3,679,163.  If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company would need additional financing to continue to operate. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations.

Net cash used in operating activities for the three months ended March 31, 2009 and 2008 (as restated) was $363,879 and $455,914, respectively.  The prior comparative period’s net cash used in operating was due to a net loss of $1,882,778 offset by the interest expense related to the modification of debt of $985,500 (Note 2).  The current period net cash used in operating activities relates to the net loss of $1,052,290 offset by adjustments totaling $688,411, which primarily relate to compensation expense.

Net cash used in investing activities for the three months ended March 31, 2009 and 2008 was $80,930 and $67,303 and are attributable to the additions of software costs.

Net cash provided by financing activities was $536,340 and $558,920 for the three months ended March 31, 2009 and 2008, respectively. The decrease was a result of the Company’s ability to raise funds through short term promissory notes in the current period amounting to net proceeds of $775,000, offset by payment to former shareholders and pay off of a capital lease.

The above shares of common stock were issued pursuant to the exemption from registration under Section 4 (2) of the Securities Act.

While the Company has raised capital from equity and debt transactions as mentioned above, we are dependent on improved operating results and raising additional funds over the next twelve month period. There are no assurances that we will be able to raise additional funding. In the event that we are unable to generate sufficient cash flow or receive proceeds from offerings of debt or equity securities, the Company may be forced to curtail or cease its activities.

Research and Development

Research and development costs are generally expensed as incurred. In accordance with the provisions of SFAS No. 86, "Accounting for the costs of computer software to be sold or otherwise marketed," software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. For the three months ended March 31, 2009, and 2008 the Company capitalized $80,930 and $67,303 of software development costs, respectively.  The software costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the three month periods ended March 31, 2009 and 2008 was $15,824 and $0 respectively.

 In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, we review long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.  In such circumstances, we will estimate the future cash flows expected to result from the use of the asset and its eventual disposition.  Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows.  If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, we will recognize an impairment loss to adjust to the fair value of the asset.  There have been no impairments for the three month period ended March 31, 2009.

The Company continually strives to enhance and improve the functionality of its software products.  As such all new programming must be tested, even if it is only a small component of a larger existing element of the software, before being released to the public. Testing is an ongoing process and generally occurs in three areas. First, upgrades and enhancements are done on a continual basis to prolong the lifecycle of the products and as new enhancements and upgrades are completed, each item must be tested for performance and function. Testing is also performed to assure that new components do not adversely affect existing software. Finally, as with all software, testing must assure compatibility with all third party software, new operating systems and new hardware platforms.

Recent Accounting Pronouncements Affecting the Company:

            On October 10, 2008 the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. This FASB Staff Position (FSP) clarifies the application of FASB Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. Statement 157 was issued in September 2006, and is effective for financial assets and financial liabilities for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS 157-3 and determined that it had minimal impact, if any, as of December 31, 2008 and for the year then ended. The Company will continue to evaluate the impact, if any, of SFAS 157-3 on our financial statements.

             On September 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the requirements of (FSP) No. EITF 03-6-1, as well as the impact of the adoption on our consolidated financial statements.

             In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We will adopt FSP APB 14-1 beginning in the first quarter of fiscal 2010, and this standard must be applied on a retrospective basis. We are evaluating the impact the adoption of FSP APB 14-1 will have on our consolidated financial position and results of operations.

            In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commission (“SEC”) of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect SFAS No. 162 to have a material impact on the preparation of our consolidated financial statements.

           In March 2008, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 requires enhanced disclosures regarding an entity's derivative and hedging activities. These enhanced disclosures include information regarding how and why an entity uses derivative instruments; how derivative instruments and related hedge items are accounted for under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", and its related interpretations; and how derivative instruments and related hedge items affect an entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS 161 will not have a material impact on our financial position, results of operations or liquidity since we currently do not enter into derivatives or other hedging instruments.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS.

Echo Metrix’s public offering was completed on July 23, 2003. A total of 2,474,000 units were sold in the public offering. Each unit consisted of one share of common stock, one Class A Warrant, exercisable for five years, to purchase one share of common stock at $0.75 per share, or Class A Warrant and one Class B Warrant, exercisable for seven years, to purchase one share of our common stock at $1.75 per share, or Class B Warrant. The common stock, Class A Warrants and Class B Warrants are quoted on the OTC Bulletin Board and trade under the symbol SHLP, SHLPW and SHLPZ respectively.

As of May 28, 2009, the Company had outstanding 74,839,789 shares of its common stock, par value $0.0001 per share, 2,469,000 Class A Warrants and 2,474,000 Class B Warrants. 5,000 of the Class A Warrants have been exercised.  None of the Class B Warrants have been exercised. Also outstanding were a placement agent warrant to purchase 247,400 units comprised of one share of common stock, one Class A Warrant and one Class B Warrant, and various placement agent warrants to purchase a total of 569,700 shares of the our common stock at a purchase prices ranging from $0.30 per share to $0.50 per share

The Class A Warrant, Class B Warrants terms are being amended as of the date this prospectus is deemed effective by the SEC. The Class A Warrant shall now be exercisable until June 30, 2010 (extended from March 31, 2009).  The Class B Warrants shall now be exercisable until June 30, 2010 (extended from December 31, 2009).  Certain placement agent warrants (referenced above) are also extended to June 30, 2010.

Price Range of Common Stock

The following table shows the high and low bid prices of the Company’s Common Stock as quoted on the OTC Bulletin Board by quarter during the first quarter ended March 31, 2009 and each of our last two fiscal years ended December 31, 2008 and 2007. These quotes reflect inter-dealer prices, without retail markup, markdown or commissions and may not represent actual transactions. The information below was obtained from those organizations, for the respective periods.

2009	Quarter Ended
March 31, 2009
High	$0.14
Low	$0.03

2008	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
High	$0.25	$0.20	$0.19	$0.15
Low	$0.08	$0.08	$0.04	$0.04

2007	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
High	$0.45	$0.40	$0.28	$0.22
Low	$0.23	$0.22	$0.13	$0.08

The high and low bid prices for shares of the Company’s common stock on May 27, 2008 were $0.10 and $0.07 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board.

Holders

As of May 28, 2009, there were approximately 715 holders of record of the Company’s common stock, approximately 22 holders of record of the Company’s Class A Warrants and approximately 42 holders of record of the Company’s Class B Warrants.

Dividends

Since its organization, the Company has not paid any cash dividends on its common stock, nor does it plan to do so in the foreseeable future

SECURITIES AUTHORIZED FOR ISSUANCE
 UNDER EQUITY COMPENSATION PLANS.

The following table provides information regarding the status of our existing equity compensation plans at December 31, 2008.

	Number of securities to be		Number of securities remaining
	issued upon exercise of	Weighted-average exercise	available for future issuance
	outstanding options, warrants	price of outstanding options, warrants and rights	under equity compensation plans
	and rights

Equity compensation plans approved by security holders	1,050,000	$0.27	450,000

Equity compensation plans not approved by security holders	12,238,157	$0.24	0

Total	13,348,157	$0.24	450,000

The number of securities remaining available for future issuance under equity compensation plans approved by security holders totaled 450,000 shares at December 31, 2008.

BUSINESS.
Description of Business

Echo Metrix, Inc. was incorporated in the State of Delaware on September 5, 2001 and completed its initial public offering on July 23, 2003. On May 6, 2009, Echo Metrix, Inc. (formerly known as SearchHelp, Inc.) (the “Company”) filed a Certificate of Ownership and Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware pursuant to which the Company’s wholly owned subsidiary was merged into the Company. As a result of the filing of the Certificate of Merger, the Company’s corporate name was changed from SearchHelp, Inc. to Echo Metrix, Inc. The Company has submitted a notification to the Financial Industry Regulatory Authority (FINRA) of the name change and expects to be assigned new symbols for its common stock, Class A Redeemable Warrants, and Class B Redeemable Warrants in connection with the name change in the near future. The Company will make a public announcement through a press release and 8-K when the new symbols are assigned.

Business Summary

The Company develops software services committed to real-time online protection and family safety.  The Company develops and sells software products that offer parental controls that enable parents, both in home and remotely, to monitor and regulate their child’s computer activities.  The Company, through the newly acquired Echo Metrix division, also offers technology to corporations, within various verticals, to help management analyze real-time, natural language expressions and measure sentiment and behavior in digital content, such as blogs, forums, emails, instant messaging and soon mobile text.

Business Strategy and Products
Echo Metrix is in the electronic publishing business with the added benefit that all of its content is User Generated Content (“UGC”).  To effectively achieve a strong position in this market the Company has initiated a significant program that will leverage its existing powerful Parental Control Software programs with a new distribution strategy, a new management team with proven expertise in this market and a new market intelligence software package, the “Pulse”, that once in the marketplace will allow users to effectively manipulate its unique unfiltered teen market data.

Sentry Products
The Company’s original core business was built around a series of software products designed to monitor and protect children from inappropriate activity on the Internet.  This web based award winning  robust software “captures” everything a teen does on their computer, monitors for key triggers that suggest inappropriate activity and takes a variety of actions predetermined by the parent that range from immediate alerts (mobile text messages and emails), to reports, logs and shutting down the computer.

As part of the installation of this Parental Control software the parent agrees that the Company may use all of the data that it “sees” in the aggregate without identifying the source for other purposes.  This parental complicity provides the Company with a data base of millions of lines of teen IM and Blog content and in turn, provides an incredible unique insight into the unfiltered mind of the U.S. teen audience.  The Company does not know of any other unfiltered sources of teen data.

Pulse
The Company’s next product (which has not generated any revenue for the fiscal years ended 2008 and 2007) called Pulse, monitors this teen data in real time, and not only provides instantaneous customized summaries, but it also has the ability to contextualize all the aggregated teen content. Pulse identifies, evaluates, and graphically displays a wide spectrum of analytic information relating to the type, tone, grade, frequency of communications, impressions, needs, desires, hopes, dreams and wants of this teen audience who live on the web. The core of the Pulse platform is comprised of the Company’s proprietary unfiltered database and the computational algorithms that parse, assess, measure, analyze and report on the real-time digital activity.
The Company’s Pulse provides marketers with a deep and instantaneous insight into the target teen audience, providing an understanding of what is important to them. This understanding allows the construction of compelling and effective advertising messages. With a better understanding of the teen customer, effective marketing strategies and tactics can be formulated to meet the marketer's objectives.

Marketing

Echo Metrix is currently marketing all of the Parental Control programs online through a number of web sites and landing pages.  These web sites primarily point back to our main site www.sentryparentalcontrols.com .. Currently we are rated as the 175,000 most visited site in the U.S on alexa.com, we receive an average of 800 unique visits daily (unique is defined as never visited before), the average page views from our visitors is 3.54 which is down recently but still considered very high and a 28% bounce rate on Google Analytics. Our U.K. distribution through www.sentryparentalcontrols.co.uk is rated as the 18,000 most visited website in the U.K. The contents of any website mentioned in this Report are not incorporated herein.

Currently, we are downloading between 50 and 100 new downloads daily, with a minimal advertising budget and of the users who install the free trial 10% become convert to paid users; this is a combination of the three products offered on the web (Sentry Total, Basic, and Lite).

The Company released its new 2008 beta Version of its Sentry products during the fourth quarter of 2007. This new version is a complete rebuild, which has been in development since early 2007. The new product, Sentry Total Family Protection (“Suite”) replaces the combined features set of both our Sentry At Home and Sentry Remote products which the Company believes exceeds the feature set of all other major competitors. We also introduced Sentry Lite, a free version of our Sentry at Home software with far fewer features, to introduce parents to parental control software with the intent that parents upgrade to our fee based products once they see the value parental control software offers.

The market sensitivity and awareness continues to be enhanced by the very real but inflammatory stories that show up almost daily on the news and daily TV magazine shows.  The Internet can be a very dangerous place for kids. The Company plans a major distribution change going forward.  It plans to focus less on distributing the product through its “Sentry” brand name and more on utilizing brands of more established companies.  The Company will offer its Sentry product as a White Labeled product to Companies that already have a brand.  Our White Labeled product will have the functionality of the Sentry product and the look and feel of the White Label Partner. We believe this change in distribution should make it easier to increase distribution of the Senty product with minimal cost.

In October 2007, we signed a sales and distribution agreement with Celltec Limited (“Celltec”) to deliver Sentry products throughout the United Kingdom and the Republic of Ireland. We began shipping product under this agreement during the first quarter of 2008 on a non-consignment basis. Celltec has hired Brazen, a UK PR agency to create a national distribution and awareness campaign, which was launched on April 14, 2008.

To generate market awareness in advance of the release of the Pulse and to establish the Company’s position as an authority in the teen knowledge market, the Company will leverage its unique asset real time knowledge about the teen market.

Competition

The Company competes for business with other companies that have child-monitoring software that includes the following: NetNanny (ContentWatch, Inc.), Cybersitter (Solid Oak Software, Inc. (US)), CyberPatrol (SurfControl), McAfee Parental Controls (Networks Associates Technology, Inc.), Norton Parental Controls (Symantec Corporation), FilterPak (S4F, Inc.), Cyber Sentinel (Security Software Systems, Inc.), and Cyber Snoop (Pearl Software, Inc.).

The Company has to respond promptly and effectively to the challenges of technological change, evolving standards and the Company's competitors' innovations by continuing to enhance the Company's products and services, as well as the Company's sales and marketing channels.

The current market for marketing intelligence is highly competitive and evolving rapidly.  Although we believe the Company’s core asset, the unfiltered data base of teen IM and Internet content is unique, it is clear that the target audience has a number of alternative sources for marketing intelligence.  While the Company believes that the combination of its teen data file and real-time contextual and linguistic analysis is unique, it will compete with the existing providers of digital marketing intelligence and related analytical products and services. The marketing intelligence industry is a “cottage industry” with many vendors providing customized one time services and studies.

Economic Dependency

The Company sells its products on line and through distributors to major retailers throughout the United States. At December 31, 2008, one customer accounted for 100% of the accounts receivable. At December 31, 2007, two customers, each of which accounted for more than 10% of the Company’s accounts receivable, accounted for 97% of total accounts receivable in the aggregate.

In 2008, one customer accounted for 56% of the Company’s sales. In 2007, the three largest customers, each of which accounted for more than 10% of the Company’s sales, accounted for 98% of total sales in the aggregate. In 2007, the Company, for reasons of convenience, consistency and economy of scale, purchased its entire inventory from one vendor. This risk is mitigated to a great extent by the extensive availability of similar vendors at competitive prices throughout the United States.

Intellectual Property

To date, we have filed a provisional patent for the Company’s Sentry Product and look to file additional protection measures, such as, trademark, trade name or copyright protection in any jurisdiction in which it operates.  We intend to file to protect its trademarks and trade names in selected jurisdictions.  We therefore rely on trade secret laws and confidentiality provisions in our agreements to prevent the unauthorized disclosure and use of our intellectual property.

Employees

As of May 28, 2009, the Company had seven full time employees and two part time employees.

Property

The Company leases an executive office consisting of 1,868 square feet at 6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791. The lease commenced on July 31, 2006 and has a five year and two month term. The current rent is $4,401 per month ($52,812 per year) and increases approximately 3% per annum. The Company has a security deposit with its landlord of $8,406.

A subsidiary of the Company had a lease that expired in August 2008, for 1,404 square feet of office space at 56 Roland Street, Boston, Massachusetts. The annual rent is $28,704.  The Company has a security deposit with its landlord of $4,000.  The subsidiary ceased operations early in 2008 and closed the office in Boston.

Rent expense was $61,953 and $82,279 for the years ended December 31, 2008 and 2007, respectively.

We believe that our facilities are adequate for our current and near-term needs.

Legal Proceedings

AmberAlertAgent Development Company, LLC

On February 20, 2007, Echo Metrix was served with a complaint that was filed in the Superior Court of California in San Diego County on February 8, 2007, entitled AmberAlertAgent Development Co., LLC, a California Limited Liability Company; Perkins, Brinson, Ho, LLC, a California Limited Liability Company; Philip Dizon, an individual; Edward Sullivan, an individual; Gil Amelio, an individual; Richard A. Weintraub, an individual; Carl Perkins, an individual; and Duane Brinson, an individual v. Echo Metrix, Inc., a Delaware Corporation; and Does 1-20.  The claims against the Company arise out of an Exchange Agreement entered into between AmberAlertAgent, Inc. (“AAA”), certain of the plaintiffs and the Company pursuant to which the Company purchased all the issued and outstanding shares of AAA in exchange for 1.5 million shares in the Company.  The shares in the Company acquired by the plaintiffs are being held in escrow until plaintiffs complete the development of software, and provided certain other services, as set forth in a Consulting Agreement between plaintiffs and the Company.

On August 2, 2007, the Company and the plaintiffs signed a Settlement Agreement and Mutual Release whereby all legal actions were dismissed. Under the terms of the Settlement Agreement, Echo Metrix placed $10,000 into escrow and released to the plaintiffs an aggregate of 1.375 million shares of the Company's common stock which were previously being held in escrow.  The remaining 125,000 shares which were previously held in escrow were returned to the Company and retired.  In addition, pursuant to the Settlement Agreement, Echo Metrix and Amber Alert Agent entered into a License Agreement pursuant to which the Company received a perpetual, royalty-free, worldwide, and non-exclusive license to use, including to reproduce, perform, display, distribute, and create derivative works from, certain Sentry Predator Locator software and all related documentation.  An additional $10,000 was placed in escrow for payment of transition services to be provided by the plaintiffs to assist the Company in migrating the software onto the Company's servers.  The source code for the licensed software was also placed into escrow. All escrowed items will be released upon the successful transition of the software. In February 2009, the Company, AmberAlertAgent Development Co., LLC, all of the plaintiffs and the Escrow Agent reached a settlement agreement, and $9,500 of the funds were released to the Company and $9,500 was released to the Plaintiffs in accordance with the Settlement Agreement. $1,000 was paid to the escrow agent for escrow fees and the source codes were delivered to Plaintiffs in accordance with the Settlement Agreement.

Joseph Carrizzo

During the first quarter of 2007, Joseph Carrizzo resigned as the Company’s President and a director. The Company attempted to negotiate the terms of a separation agreement with Mr. Carrizzo. On March 20, 2007, the Company received a letter from Mr. Carrizzo in which he formally advised the Company that he was terminating his employment as a result of the Company’s alleged material breach of his employment agreement. The Company contends that Mr. Carrizzo voluntarily terminated his employment with the Company.

On May 22, 2008, a settlement agreement was reached between the Company and Mr. Carrizzo, whereby the Company has agreed to pay Mr. Carrizzo $150,000 and issue 1,275,000 of the Company’s restricted common shares in full and complete settlement of all monetary and non-monetary claims by Mr. Carrizzo.  Pursuant to the settlement agreement, 3,270,000 options granted to Mr. Carrizzo were cancelled A cash payment of $10,000 was made immediately upon execution of the settlement agreement and $5,000 per month commencing thirty days after the initial payment is due until the full amount is paid. If the Company raises $500,000 in additional equity financing in a single transaction, a one time accelerated payment of $20,000 is to be made to Mr. Carrizzo. If the Company raises an additional $500,000 in a single transaction, an additional $20,000 accelerated payment is to be made. The common shares payment was delivered in two stock certificates on May 28, 2008. The first 625,000 shares issued are restricted until the shares are registered.  The second payment of 650,000 common shares are subject to the first stipulation and have an additional legend that prohibits their resale prior to March 1, 2009.

Charles Davis

On May 23, 2008, the Company responded to a letter dated May 22, 2008 and sent a notification to return personal and intellectual property belonging to the Company from the former Chief Technology Officer, Charles Davis.  Mr. Davis claims independent rights to use technology owned and developed by Echo Metrix, Inc.  The Company maintains that Mr. Davis is in violation of his confidentiality obligations and has demanded all records, software and data owned by Echo Metrix, Inc and subsidiaries to be returned to the Company immediately.  Mr. Davis was charged with larceny based on a complaint filed by the Company and the case is being prosecuted by the Nassau County District Attorney's office.

Freifeld

On or about November 2008, the plaintiffs, Freifelds brought an action against the Company seeking summary judgement in lieu of complaint on two debt conversions.  The plaintiffs converted their notes and received the Company’s stock certificates in November 2008. Subsequently, the plaintiffs brought suit, requesting repayment of their converted notes.  The Company has retained legal counsel and has filed pre-answer motion for summary judgement for the Company.  The Plaintiffs have moved for summary judgment in lieu of a complaint and we cross-moved for summary judgment. The Court has indicated that it is going to set the matter down for an evidentiary hearing. No date has been set.

MANAGEMENT.

 Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance With Section 16(a) of the Exchange Act.

The Company has a seven-member board of directors. The identity of each of our directors and executive officers and their principal occupations for the past five years are as follows.

			Year
Name	Age	Position	Began Service
William Bozsnyak (1)	48	Former Chairman and Chief Executive Officer	2001

Peter Sealey (1)	60	Chairman of the Board	2009

Jeffrey Greene (1)	62	Chief Executive Officer	2009

Erica Zalbert	34	Chief Financial Officer	2008

Brian O’Connor (2)	62	Director	2005

Frank Chester	60	Director	2009

Randy S. Zelin	45	Director	2007

William Bozsnyak, 48, is the founder, chief executive officer and chairman of the board of Echo Metrix. After a successful career in the financial services industry, Mr. Bozsnyak created a local Internet portal in 1998 which focused on meeting the advertising needs of small businesses that were not being met on a national level. In addition to his current duties, Mr. Bozsnyak has served Echo Metrix in several capacities since its inception in January 2001 including treasurer, chief financial officer and vice president. Prior to forming Echo Metrix, Mr. Bozsnyak began his career with J.P. Morgan Securities Inc. in 1982 and rose to become a vice president in its Institutional Fixed Income Sales Department. In 1993, he left Morgan to join UBS Securities Inc. as vice president of its Global Fixed Income Department. In this role, he was responsible for the sale of U.S. fixed income securities to major institutional U.S. firms. Mr. Bozsnyak graduated in 1982 from the New York Institute of Technology with a Bachelor’s in Business Administration and a minor in Finance. Effective February 10, 2009, Mr. Bozsnyak continues to serve on the Company’s  board of directors and as the Company’s Secretary.

Peter Sealey, 66, is the Chairman of the board of Echo Metrix effective February 10, 2009, and is the CEO and founder of The Sausalito Group, Inc., a diversified management consulting firm based in Sausalito, CA and offering capabilities in business and marketing strategy, brand identity, market research, advertising services, business development, and expert witness testimony.  Peter held numerous positions at the Coca-Cola Company and became its first CMO in 1990. In addition, Mr. Sealey has served as a management consultant for numerous leading firms including VeriSign, The General Motors Corporation, The Coca-Cola Company, Sony New Technologies, Inc., the Anheuser-Busch Company, Visa U.S.A., United Parcel Service, ImproveNet, Johnson & Johnson, Hewlett-Packard, The Eastman Kodak Company, and Nokia. He serves, or has served, on the Boards of Advisors of Intent MediaWorks, FaceBook.com, Veoh Networks, Log Savvy, Inc., DiStreams, Inc., HomeGain.com, Space.com, AgentWare, Learning Framework, NetOyster, Zinio & eVoice.com. He is a special partner in DigaComm Ventures, LLC.

Jeffrey Greene, 62, is the Chief Executive Officer of Echo Metrix effective February 10, 2009.  Prior to joining Echo Metrix, Mr. Greene spent the last 30 years as a CEO/COO starting, restarting and rehabilitating businesses in banking, technology, entertainment and most recently the wireless industry space.  Greene served as the Chairman of Citicorp Information Management Services, which was one of the largest resellers of marketing intelligence to the packaged goods industry.  He later became the President of Island Trading Company, the owner of 74 entertainment properties including Island Records.  As President of the Pharmacy Fund, a major  “factor” of third party pharmacy receivables, he raised over $2 Billion in the securitized asset backed securities market while reselling pharmaceutical information to the key manufacturers.

Erica Zalbert, 34, became the Chief Financial Officer of Echo Metrix, Inc. in May 2008. Prior to joining the Company, Ms. Zalbert, was employed with Cambridge Who's Who Publishing, Inc., as Controller. Ms. Zalbert established its accounting department from the ground up, overseeing the internal accounting of all merged who's who entities, consolidated their financial reporting, captured daily and weekly revenues, managed the payroll process, and implemented a Microsoft-based Solomon accounting system. Ms. Zalbert's professional career in finance and accounting began when she joined PricewaterhouseCoopers as an Associate in 1998, and leaving in 2003.During her tenure, she conducted audits for a diversified clientele in the manufacturing, distribution, retail, telecommunications, advertising, mortgage banking, education, and not-for profit sectors. From 2003 to 2006, Ms. Zalbert held the position of Vice President of Financial Reporting for Newtek Business Services (NASDAQ: NEWT). Her responsibilities included reviewing financials for the parent company and 60+ subsidiaries, inter-company analysis, and SEC and regulatory reports. Ms. Zalbert maintained stock compensation schedules, segment accounting and auditing schedules, and performed FIN 46 analysis. She revamped the department, transitioning the records of 25 Newtek companies from a consulting firm to in-house staff, implementing MAS 500 accounting software and FRX reporting software. Ms. Zalbert earned a BBA in Accounting from Hofstra University and is a Certified Public Accountant.

Brian O’Connor, 62, is the Chief Operating Officer, Executive Vice President of Marketing, and a Director of Echo Metrix, and remains the President of ETP. From 1998 until joining Echo Metrix in June 2005, Mr. O’Connor was President of ETP and founder of Worldwide Commerce Exchange and Ann’s Boston Brownie Company. Mr. O’Connor was formerly the vice president for North American and Asia Pacific Sales for Polaroid Corporation from 1989 to 1998. In this capacity, he was responsible for sales and marketing of Polaroid’s U.S. business, generating over $1.1 billion in sales with over 900 employees. While at Polaroid, he also established an international consumer sales group in Asia, Japan, South America, Africa and the Middle East for Polaroid component products. Mr. O’Connor currently serves on the board of directors of the Dana Farber Cancer Institute and the Jimmy Fund Advisory Council. Formerly, he served on the board of directors of the Carroll School for Dyslexic Children and The New England Sports Museum.

Frank Chester, 60, was a member of the New York Stock exchange for twenty four years, with experience on the floor for almost forty years. During his years as a member, he owned a seat for fifteen years until the exchange became a public entity. When the exchange became public the seat was exchanged for stock and cash. Mr. Chester helped to start two brokerage firms become active members on the floor. Mr. Chester graduated from Villanova University in 1970 with a Bachelor of Science in Business Administration. He has been a guest on such television programs as CNBC, Fox Business, and Bloomberg radio.

Randy S. Zelin, 45, is a director of Echo Metrix. An experienced attorney in private practice and a former Nassau County, NY Assistant District Attorney, Mr. Zelin concentrates in the areas of criminal defense and securities litigation. From June 2000 to present, Mr. Zelin serves as President of Randy Scott Zelin, P.C., a law firm in Westbury, New York. He is a graduate of Hofstra University (B.A. 1984) and the Touro College Jacob D. Fuchsberg Law Center (J.D. 1987). He is of counsel to Pryor & Mandelup, LLP, a distinguished bankruptcy, reorganization, and civil practice, where he maintains his office. Mr. Zelin is admitted to practice in New York, New Jersey, and in the U.S. District Courts for the Southern, Eastern, and Northern Districts of New York, and the U.S. Court of Appeals for the Second Circuit. Mr. Zelin is a member of the Nassau County Bar Association and the National Association of Criminal Defense Lawyers. He has lectured at continuing legal education programs on criminal law and procedure and has taught as a guest instructor in various local law schools’ trial advocacy programs as well as for the National Institute for Trial Advocacy. He also appears regularly on CNN Headline news to discuss noteworthy trials and criminal justice issues.

Each director holds office until the next annual stockholders meeting or until a successor is duly elected or appointed.  Officers are appointed to their positions, and continue in such positions, at the discretion of the directors.

(1)
Effective February 10, 2009, the Company and Mr. Bozsnyak entered into a Separation Agreement pursuant to which he resigned as the Chairman of the Board and as Chief Executive Officer.  He will retain his position as Secretary and as a director of Echo Metrix.  In connection with Mr. Bozsnyak’s resignation, Mr. Sealey was appointed the Chairman of the Board of Echo Metrix and Mr. Greene became the Chief Executive Officer of Echo Metrix.

(2)	Effective December 15, 2008, Mr. Brian O’Connor resigned as the Company’s Chief Operating Officer. He will retain his position as a director of Echo Metrix.

Audit Committee

On April 2, 2003 the Board of Directors established an Audit Committee, which consists of one director, who must be an independent director, as defined in the Charter for the Audit Committee. The Audit Committee consisted of David Barnes, as Chairman, until his resignation on March 26, 2009.  Members of the Committee are appointed by the Board of Directors and serve one-year terms. Members may be removed by the Board of Directors at any time with or without cause. Upon the removal or resignation of a member, the Board of Directors may appoint a successor to serve the remainder of the unexpired term. The Audit Committee will meet at least four times annually with the independent auditors and more frequently as circumstances dictate.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:
•	the integrity of the financial reports and other financial information provided by us to the public or any governmental body;
•	our compliance with legal and regulatory requirements
•	our systems of internal controls regarding finance, accounting and legal compliance;
•	the qualifications and independence of our independent auditors;
•	the performance of our internal audit function and independent auditors;
•	our auditing, accounting, and financial reporting processes generally; and
•	the performance of such other functions as the Board of Directors may assign from time to time.

The Audit Committee has the authority to:

•	make recommendations to the Board of Directors regarding the appointment or replacement of independent public accountants;

•	confer with our independent public accountants regarding the scope, method and results of the audit of our books and accounts;

•	review our financial reporting process and the management recommendations made by our independent public accountants;

•	recommend and implement any desired changes to our audit procedures; and

•	perform such other duties as the Board of Directors may from time to time direct.

Audit Committee Financial Expert

The Company does not have a financial expert, as defined in paragraph (d) (2)(5)(ii) of Item 407 of Regulation S-K.

Code of Ethics

Our board of directors adopted a Code of Ethics that covers all executive officers of our company and its subsidiaries. The Code of Ethics requires that senior management avoid conflicts of interest; maintain the confidentiality of information relating to our company; engage in transactions in shares of our common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Ethics; and comply with other requirements which are intended to ensure that such officers conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of our company.

All our executive officers are required to affirm in writing that they have reviewed and understand the Code of Ethics.

Any amendment of our Code of Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer and controller, principal accounting officer or persons performing similar functions will be disclosed on our website within 5 days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed. A copy of our Code of Ethics is incorporated by reference to the Company’s form 10-KSB filed with the Securities and Exchange Commission on March 16, 2004.

Indebtedness of Executive Officers and Directors

No executive officer, director or any member of these individuals’ immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

Family Relationships

There are no family relationships among our executive officers and directors.

Legal Proceedings

During the past five years, no officer or director of the Company has:
•	been convicted in or is currently subject to a pending a criminal proceeding;
•
been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law; nor

•
has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires all of Echo Metrix’s officers and directors, and persons who own more than ten percent of a registered class of Echo Metrix’s equity securities, to file reports of ownership and changes in ownership of equity securities of Echo Metrix with the SEC and any applicable stock exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Echo Metrix with copies of all Section 16(a) forms that they file. Based solely upon a review of Forms 3, 4, and 5 furnished to Echo Metrix during 2008 Echo Metrix believes that none of its officers, directors and greater than 10% beneficial owners failed to file timely such Forms on a timely basis during the most recent fiscal year except that Erica Zalbert and Randy Zelin each filed a Form 3 late. David Barnes, William Bozsnyak and Randy Zelin each filed a Form 4 late.

Executive Compensation

Each of our named executive officers has entered into a three year employment agreement with Echo Metrix.   Pursuant to the respective employment agreement, each executive officer receives an annual base salary, a non-ISO option grant, paid health insurance and three to five weeks of vacation annually.  The employment agreements require the named executive officers to maintain the confidentiality of Echo Metrix information and subject them to non-competition and non-solicitation restrictions during their employment.

The following table shows the compensation earned by each of the named executive officers for the years ended December 31, 2008 and 2007.

SUMMARY COMPENSATION TABLE
Name and Principal	Year	Salary (1)		Bonuses	Option Grants (2)		All Other	Total
Position		($)		($)	($)		Compensation (3)	($)
							($)
(a)	(b)	(c)		(d)	(e)		(f)	(g)
William J. Bozsnyak, Former	2008	$150,000		-	-		100,000	$250,000
Chairman and Chief Executive	2007	$150,000	(6)	-	59,856	(4)	100,000	$309,856
Erica Zalbert, Chief Financial	2008	$66,000		-	-		-	$66,000
Officer (5)	2007	n/a		n/a	n/a		n/a	n/a
Brian P. O’Connor, Chief	2008	$139,615	(9)	-	-		-	$139,615
Operating Officer	2007	$138,600	(6)	-	59,722	(7)	6,000	$204,322

(1)           Salary represents base salary earned in 2008 and 2007.

(2)           Represents the amount recognized by Echo Metrix for financial statement reporting purposes in accordance with FAS 123R

(3)        Includes $100,000 to Mr. Bozsnyak paid quarterly in options to purchase our common stock (see 8 below).The named executive officers’ other compensation included a $12,000 vehicle allowance (through June 2007) for Mr. O’Connor .

(4)           Represents the amount recognized by Echo Metrix for financial statement reporting purposes in accordance with FAS 123R for 1,000,000 options granted to Mr. Bozsnyak on May 1, 2005, pursuant to his employment agreement.

(5)           Ms. Zalbert commenced employment with Echo Metrix as our Chief Financial Officer in May 2008.  Her compensation amounts reflect her compensation for the period during which she served in this position.
(6)           Includes the receipt of options on August 1, 2007 in lieu of cash.

(7)         Represents the amount recognized by Echo Metrix for financial statement reporting purposes in accordance with FAS 123R for 900,000 options granted to Mr. O’Connor on June 8, 2005, pursuant to his employment agreement.

(8)        On January 29, 2007, we amended the terms of Mr. Bozsnyak's employment agreement.  Under the terms of the amendment, (i) the term of the employment agreement was extended until December 31, 2009, (ii) beginning on January 1, 2007, Mr. Bozsnyak's base salary was increased to $250,000 per annum, of which $150,000 is payable in cash and, until such time as we have cash flow in excess of $1 million for two consecutive quarters, $100,000 shall be paid quarterly in options to purchase our common stock (iii) in the event we acquire another company, Mr. Bozsnyak will receive a number of options to purchase our shares, as the Board shall determine to be sufficient to compensate Mr. Bozsnyak for his efforts in connection with such transaction, at the then current market value and (iv) continued compensation under the terms of Mr. Bozsnyak for a period of five years after a change of control.

(9)     Includes compensation through his resignation as Chief Operating Officer on December 15, 2008.

2004 Stock Plan

The Company’s 2004 Stock Plan (the “Plan”), which is shareholder approved, permits the grant of share options and shares to its employees for up to 1,500,000 shares of Common Stock as stock compensation. All stock options under the 2004 Stock Plan are granted at the fair market value of the Common Stock at the grant date. Employee stock options vest ratably over a three-year period and generally expire 5 years from the grant date. Additionally, the Company grants options and shares to its employees outside the Plan under the same general terms.

Director Compensation

Directors who are employees of the Company do not receive any fees for their service on the Board. We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. Our non-employee directors receive annual equity compensation in the form of restricted shares of the Company's common stock or options to purchase shares of the Company's common stock.

DIRECTOR COMPENSATION TABLE
Name		Fees Earned or Paid in Cash ($)	Stock and Option Awards ($)		Total ($)
Randy S. Zelin (2)	2008	$0	$50,500	(3)	$50,500
	2007	-	-		-

(1)	No options were exercised in 2007 by any directors.
(2)	Mr. Zelin joined the Board in 2007.
(3)	Represents amounts recognized by Echo Metrix for financial statement reporting purposes of 450,000 shares of restricted common stock.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information, as of April 13, 2009, with respect to the beneficial ownership of our Common Stock by each: (i) holder of more than five percent (5%) of the outstanding shares of our Common Stock; (ii) our executive officers and directors; and (iii) all our executive officers and directors as a group.  The Company's issued and outstanding voting securities at the close of business on April 13, 2009, consisted of 74,538,976 shares of Common Stock.  Unless otherwise indicated, the address of each of the named persons is care of Echo Metrix, Inc., 6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791.

Name and Address	Shares Benefically	Percentage Beneficially
	Owned
William Bozsnyak (2)	10,010,250	13.43%
Lewis Asset Management Fund &	9,838,800	13.20%
LAM Opportunity Fund

Brian O’Connor (3)	3,134,268	4.20%
Randy S. Zelin	450,000	*
Erica Zalbert	200,000	*
All directors and executive officers as a group (4 persons)	13,794,518	18.51%

* less than one percent

(1)           Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2)           Consists of   8,114,694 shares of common stock and options to acquire 1,895,556 shares of common stock. Also includes 3,300,000 shares of common stock held by Mr. Bozsnyak’s wife.

(3)           Consists of   1,816,667 shares of common stock and options to acquire 1,307,601 shares of common stock.  Also includes 1,150,000 shares of common stock held by Mr. O’Connor’s wife.

Certain Relationships and Related Transactions, and Director Independence

Due to stockholders

At December 31, 2008 and 2007, the Company was indebted to its former CEO, William Bozsnyak, in the amounts of $163,718 and $45,719, respectively, for working capital advances made to the Company.  On August 31, 2007, Mr. Bozsnyak converted $550,500 of working capital loans into 1,196,742 restricted shares of the Company’s common stock and 105,057 shares of the Company’s Convertible Series A Preferred Stock. For the years ended December 31, 2008 and 2007, interest expense was charged in the amounts of $10,639 and $44,620, respectively.  The interest rate used in this calculation is the same interest rate paid to the Company’s short term lender under the revolving line of credit described in Note 5, 7.25% at December 31, 2008 and 9.50% at December 31, 2007. At December 31, 2008 and 2007, $163,092 and $152,453 in accrued interest was due to Mr. Bozsnyak, respectively.

The Company also owed Mr. Bozsnyak $1,297 and $7,987 as of December 31, 2008 and 2007, respectively, for travel expenses and online advertising incurred on behalf of the Company.

Due to affiliates

The President of ETP has a minority interest in three affiliated companies.  Based upon cash flow needs, there are loans made to and/or from one of these affiliates as well as from the President of ETP directly. As of December 31, 2008 and 2007, the Company owed one of these affiliates $47,671 and $47,907, respectively.

Director Independence
None of the  directors  of the Company are  directors  of other  companies  with securities  registered  pursuant to section 12 of the Exchange Act or subject to the  requirements of section 15(d) of such act or any company  registered  under the Investment Company Act of 1940.

PLAN OF DISTRIBUTION.

The holders of our warrants may offer and sell from time to time under this prospectus the shares received by the holders upon exercise of their warrants. The holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. To the extent required, we may amend and supplement this prospectus to describe a specific plan of distribution.

The holders may sell the shares covered by this prospectus by several possible means. These include, but are not limited to, one or any combination of the types of transactions described in the following list and paragraphs:

•	on the OTC Bulletin Board or any other market where our common stock may trade, at the then-prevailing prices and terms or at prices related to the then-current market price or at negotiated prices;
•	a block trade in which a broker-dealer will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by that broker-dealer for its own account under this prospectus;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	in privately negotiated transactions.

In addition to the list above, the holders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with that selling holder. The selling holder may also sell our common stock short and redeliver the shares to close out short positions.

The selling holder may enter into option or other transactions with broker-dealers or other financial institutions that require that selling stockholder to deliver the shares offered in this prospectus, and, in turn, the broker-dealer or other financial institution may resell those shares under this prospectus, as supplemented or amended to reflect the applicable transaction.

The selling holder may pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, that broker-dealer or other financial institution may sell the pledged shares of common stock under this prospectus, as supplemented or amended to reflect the applicable transaction. In addition, any shares of common stock that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The selling holder may sell shares of common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of shares of common stock for whom those broker-dealers may act as agent or to whom they sell as principal or both. This compensation might be in excess of customary commissions. Market makers and block purchasers that purchase the shares of common stock will do so for their own account and at their own risk. It is possible that the selling holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share that may be below the then-current market price. We cannot make assurances that all or any of the shares of common stock will be issued to, or sold by, the selling holder. The selling holder and any brokers, dealers or agents, upon effecting the sale of any of the shares of common stock offered by this prospectus, may be deemed “underwriters” as that term is defined under the Securities Act or the Securities Exchange Act, or the rules and regulations these acts.

The selling holder may sell all or any part of the shares of common stock through an underwriter. Echo Metrix is not aware of any agreement any selling holder may have entered into with a prospective underwriter and there is no assurance that the selling holder will enter into any agreement with a prospective underwriter. If the selling holder enters into an agreement or agreements with a prospective underwriter, the relevant details will be set forth in a supplement or revisions to this prospectus.

To comply with the securities laws of some states, the shares of common stock must be sold in some jurisdictions only through registered or licensed brokers or dealers. Also, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and there has been compliance with that requirement.

The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling holder and their affiliates. In addition, we will make copies of this prospectus available to the selling holder and we informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock offered under this prospectus.

At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Echo Metrix anticipates that the selling holders will offer for sale all of the shares being registered, to the extent that those shares are issued to the selling holder upon exercise of their warrants. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, any sales, or the possibility of sales, may depress the market price of the common stock.

Echo Metrix will bear all costs and expenses of the registration of the selling shareholder’s shares under the Securities Act and state securities laws. However, the selling shareholder will bear all underwriting and brokerage commissions and underwriting expenses, if any, attributable to the sale of its shares.

We have indemnified the selling holders against certain liabilities, including certain liabilities under the Securities Act of 1933.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

Common Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.0001 per share. Each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders. As of May 28, 2009, 74,839,789 shares of common stock were outstanding and held by approximately 715 record holders. The shares of common stock do not have cumulative voting rights, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all the directors.

The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. However, we presently intend to reinvest any earnings instead of paying cash dividends. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock. Currently, we have designated 1,526,718 shares of Series A 7% Cumulative Convertible Preferred Stock, or Series A Preferred Stock. The holders of outstanding shares of Series A Preferred Stock are entitled to receive, in any fiscal year, when, if and as declared by the Board of Directors, out of any assets at the time legally available, dividends on a pro rata basis in cash at the rate of 7% per annum on the stated value of $2.62 per share. Each holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time, to convert some or all such shares into fully paid and non-assessable shares of common stock at the rate of 10 shares of common stock for every one share of Series A Preferred Stock.

Warrants

Each Class A Warrant gives its holder the right to purchase one share of our common stock for $.17 per share , and are exercisable at any time until June 30, 2010 (extended from) March 31, 2009. If our common stock trades for at least 5 consecutive trading days at a price of $1.50 or more per share, we will have the right to call the Class A Warrants at a price of $.01 per Class A Warrant unless the investor chooses to exercise his or her Class A Warrant at that time.  As of May 28, 2009, 2,469,000 Class A Warrants were outstanding and held by approximately 22 record holders.

Each Class B Warrant gives its holder the right to purchase one share of our common stock for $.22 per share and are exercisable at any time until June 30, 2010 (extended from December 31, 2009). If our common stock trades at least 5 consecutive trading days at a price of $2.50 or more per share, we will have the right to call the Class B Warrants at a price of $.01 per Class B Warrant unless the investor chooses to exercise his or her Class B Warrant at that time. As of May 28, 2009, 2,474,000 Class B Warrants were outstanding and held by approximately 42 record holders.

As additional compensation to the placement agent who placed the Company’s securities in 2003, the agent and its designees received a warrant to acquire 247,400 units of the Company’s securities for $0.985 each for five years. Each unit is comprised of one share of common stock, an A warrant to acquire one share of common stock at $0.985 and another B warrant to acquire a common share at $2.285 per share. On December 31, 2007, we extended the term to exercise the "Placement Agent" Warrant to acquire the Units, the A Warrants and the B Warrants from December 31, 2007 to December 31, 2008. The exercise price of the "Placement Agent" Warrant to purchase the Units was lowered from $0.985 to $0.17 and the Class A Warrant was lowered from $0.985 to $0.17 per share of our common stock, and we reduced the exercise price of the Class B Warrant from $2.285 to $0.22 per share of our common stock.  These warrants are also being extended and are now exercisable until June 30, 2010.

Warrants to acquire 172,800 shares of the Company’s common stock at $0.30 per share were issued to a placement agent exercisable for five years as part of his compensation for his services in the Company’s private placement of its securities in 2004. Such warrants are extended and are now exercisable until June 30, 2010.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for Echo Metrix by Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, NY 10022.

EXPERTS

The consolidated financial statements of Echo Metrix, Inc. and Subsidiaries as of December 31, 2008 and 2007, appearing in this Prospectus have been audited by Sherb & Company, LLP the Company’s registered independent public accounting firm, as set forth in their report here thereon appearing elsewhere herein and are included in reliance upon that report given on the authority of that firm as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

INDEX

Page No.

FINANCIAL STATEMENTS:

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets as at December 31, 2008 and 2007 (restated)	F-2 - F-3

Consolidated Statements of Operations
For the Years Ended December 31, 2008 and 2007 (restated)	F-4

Consolidated Statement of Stockholders' Deficit
For the Years ended December 31, 2008 and 2007 (restated)	F-5

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007 (restated)	F-6 - F-7

Notes to Consolidated Financial Statements	F-8 - F-28

INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD ENDED MARCH 31, 2009

Consolidated Balance Sheets as of March 31, 2009 (Unaudited) and December 31, 2008	F-29 – F-30

Consolidated Statements of Operations for the three months ended March 31, 2009 (Unaudited) and 2008 (Unaudited-Restated)	F-31

Consolidated Statements of Cash Flow for the three months ended March 31, 2009 (Unaudited) and 2008(Unaudited-Restated)	F-32 – F-33

Notes to Consolidated Financial Statements (Unaudited)	F-34 – F-42

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Echo Metrix, Inc.
Syosset, New York

We have audited the accompanying consolidated balance sheets of Echo Metrix, Inc. (formerly SearchHelp, Inc.) and Subsidiaries as of December 31, 2008 and 2007 (as restated), and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2008 and December 31, 2007 (as restated). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Echo Metrix, Inc. and Subsidiaries at December 31, 2008 and December 31, 2007 (as restated), and the results of their operations and their cash flows for the year ended December 31, 2008 and December 31, 2007 (as restated) in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has negative working capital and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements for the year ended December 31, 2007 have been restated (see Note 2).

/s/ Sherb & Company LLP

New York, New York
April 14, 2009

  ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2008	2007
		(Restated)
Current assets:
Cash	$25,217	$4,821
Accounts receivable less allowance for doubtful accounts of $250 and $99,303, respectively	1,891	89,049
Inventories	-	248,148
Prepaid expenses	18,780	5,409
Total current assets	45,888	347,427

Property and equipment - net	130,953	155,726

Other assets:
Capitalized software costs, less amortization of $22,043 and $0, respectively	86,914	-
Deferred finance costs, less amortization of $330,339 and $262,991, respectively	10,000	67,348
Security deposit	13,454	13,454
Intangible assets, less amortization of $28,970 and $0, respectively	9,657	-

Total other assets	120,025	80,802

Total assets	$296,866	$583,955

See notes to consolidated financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

LIABILITIES AND STOCKHOLDERS' DEFICIT

	December 31,	December 31,
	2008	2007
		(Restated)
Current liabilities:
Note payable - bank	$49,007	$54,697
Current portion of long term debt and capital leases	57,101	42,788
Current portion of 10% convertible notes payable - net of discount of $0 and $96,567, respectively	668,000	2,059,433
Short term bridge notes payable, net of discount of $59,279 and $0, respectively	1,230,721	475,000
Due to executive stockholders	887,755	397,877
Due to affiliates	47,671	47,907
Accounts payable	538,158	627,162
Accrued expenses	369,824	114,525
Total current liabilities	3,848,237	3,819,389

Other liabilities:

Obligations under capital lease, net of current portion	59,325	95,600
Note payable - equipment, net of current portion	7,377	12,405
Deferred rent	9,498	9,778
Total liabilities	3,924,437	3,937,172

Stockholders' deficit
Preferred stock - $.0001 par value, authorized - 25,000,000 shares; issued and outstanding - 901,237	90	90
Common stock - $.0001 par value, authorized - 250,000,000 shares; issued and outstanding -71,787,304 and 45,139,182, shares, respectively	7,178	4,517
Additional paid-in capital	19,214,710	14,301,695
Accumulated deficit	(22,849,549)	(17,659,519)
Total stockholders' deficit	(3,627,571)	(3,353,217)

Total liabilities and stockholders' deficit	$296,866	$583,955

See notes to consolidated financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2008	2007
		(Restated)
Revenues	$93,371	$84,570

Cost of Sales	24,009	46,041
Write off of inventory	219,669	-
	243,678	46,041

Gross (Loss) Profit	(150,307)	38,529

Operating expenses:
Selling	116,030	291,053
Web site costs	121,123	181,217
General and administrative	3,013,034	2,881,095
Depreciation and amortization	365,943	330,202
Total operating expenses	3,616,130	3,683,567

Loss from operations	(3,766,437)	(3,645,038)

Other Expenses (Income)
Interest	1,408,999	1,617,576
Interest - related party	10,639	44,620
Other (income) loss	(63,393)	20,412
Amortization of deferred financing costs	67,348	164,586
Write off of asset for impairment	-	1,269,260
Total other expenses (income)	1,423,593	3,116,454

Net loss	(5,190,030)	(6,761,492)

Deemed preferred stock dividend	-	1,571,731

Net loss applicable to common stockholders	$(5,190,030)	$(8,333,223)

Per share data
Loss per share - basic and diluted	$(0.08)	$(0.21)

Weighted average number of shares outstanding basic and diluted	65,171,825	39,202,017

See notes to consolidated financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007 (Restated)
					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2006	-	-	38,152,636	3,815	9,443,982	(10,898,027)	(1,450,230)

Common stock issued in connection with bridge loans			10,000	1	3,869		3,870
Common stock issued in connection with conversion of notes payable			4,582,206	458	663,542		664,000
Common stock issued as interest on debt			747,983	78	181,396		181,474
Net proceeds from sale of securities	796,180	79	384,615	38	2,184,883		2,185,000
Fair value of warrants issued for services					140,270		140,270
Common stock issued in connection with exercise of warrants			190,000	19	24,781		24,800
Common stock issued for satisfaction of loans			1,196,742	120	275,131		275,251
Preferred stock issued for satisfaction of loans	105,057	11			275,238		275,249
Retirement of treasury stock			(125,000)	(12)	(9,988)		(10,000)
Fair value of options issued for services					208,824		208,824
Option expense					412,767		412,767
Interest related to modification of exercise price of warrants					65,000		65,000
Interest related to modification of conversion price of debt					432,000		432,000
Net loss						(6,761,492)	(6,761,492)

Balance at December 31, 2007 (Restated)	901,237	90	45,139,182	4,517	14,301,695	(17,659,519)	(3,353,217)

Net proceeds from sale of securities			2,271,429	227	317,773		318,000
Common stock issued in connection with exercise of warrants			3,080,276	308	233,913		234,221
Common stock issued in connection with conversion of notes payable			14,163,550	1,416	1,511,584		1,513,000
Common stock issued as interest on debt			742,867	70	96,692		96,762
Fair value of common stock issued for services			330,000	33	57,267		57,300
Warrants issued for services					116,000		116,000
Common stock issued for compensation			2,650,000	265	288,235		288,500
Common stock issued for purchase of Company			300,000	30	38,970		39,000
Common stock issued in connection with legal settlement			1,275,000	127	165,623		165,750
Restricted stock issued in connection with bridge notes payable			1,835,000	184	173,328		173,512
Warrant issued in connection with bridge notes payable					67,733		67,733
Beneficial conversion feature issued in connection with bridge notes payable					69,504		69,504
Interest related to modification of exercise price of warrants					75,000		75,000
Interest related to modification of conversion price of debt					1,014,811		1,014,811
Compensation related to modification of exercise price of warrants					117,000		117,000
Option expense					569,583		569,583
Net Loss						(5,190,030)	(5,190,030)

Balance at December 31, 2008	901,237	$90	71,787,304	$7,178	$19,214,710	$(22,849,549)	$(3,627,571)

See notes to consolidated financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2008	2007
		(Restated)
Cash flows from operating activities:
Net loss	$(5,190,030)	$(6,761,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Write off of inventory	219,669	-
Write off of asset for impairment	-	1,269,260
Deferred revenue	-	(48,832)
Stock and options issued for services	173,300	140,270
Stock issued for debt service	96,300	181,474
Stock issued for legal settlement	165,750	-
Compensatory element of stock options	1,049,068	621,591
Depreciation	63,460	33,886
Amortization of deferred financing costs	67,348	164,586
Amortization of software development costs	22,043	231,382
Amortization of intangible assets	28,970	64,933
Amortization of discount related to issuance of restricted stock	135,825	-
Amortization of beneficial conversion feature	105,337	347,726
Amortization of discount related to issuance of warrants	106,875	444,544
Interest and compensation expense as a result of modification
of warrant exercise price	192,000	65,000
Interest expense as a result of conversion price reduction	1,014,811	432,000
Increase (decrease) in cash flows as a result of
changes in asset and liability account balances:
Accounts receivable	186,211	114,129
Allowance for doubtful accounts	(99,053)	46,908
Inventories	28,479	(57,511)
Prepaid expenses and other assets	(13,371)	12,490
Deferred rent	(280)	1,340
Due to stockholders	301,264	-
Accounts payable and accrued expenses	166,292	268,998
Total adjustments	4,010,298	4,334,174

Net cash used in operating activities	(1,179,732)	(2,427,318)

Cash flows from investing activities:
Cash received from acquisition of Echometrix	373	-
Equipment purchases	(2,375)	(9,192)
Capitalized software costs	(108,957)	-
Net cash used in investing activities	(110,959)	(9,192)

See notes to consolidated financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For the Years Ended December 31,
	2008	2007
		(Restated)
Cash flows from financing activities:
Net borrowings from stockholders	117,629	52,886
Payment of due to affiliates	-	(11,750)
Proceeds from warrants exercised in relation to convertible notes payable	114,686	-
Payments of convertible notes payable	-	-
Repayments of convertible notes payable	-	(75,000)
Proceeds from bridge notes payable	990,000	460,000
Payments of bridge notes payable	(150,000)	(225,000)
Payments of note payable - equipment	(4,690)	(3,394)
Payments under capital lease	(58,848)	(18,646)
Payments of notes payable - bank	(5,690)	-
Proceeds from sale of securities	318,000	2,174,800
Payments for deferred financing costs	(10,000)	(32,000)
Retirement of treasury stock	-	(10,000)
Net cash provided by financing activities	1,311,087	2,311,896

Net increase (decrease) in cash	20,396	(124,614)

Cash at beginning of year	4,821	129,435

Cash at end of year	$25,217	$4,821

Supplemental Disclosure of cash flow information:
Cash payment made during the period - Interest	$6,635	$136,369

Supplemental Schedules of Noncash Investing
and Financing Activities:
Bridge notes converted into preferred stock	$-	$35,000
Stockholder loans converted to common stock/preferred stock	$-	$550,500
Computer equipment under capital lease	$36,311	$71,914
Stock issued for acquisition of Company	$39,000	$-
Common stock and options issued for services	$57,300	$140,270
Convertible notes converted to common stock	$1,513,000	$664,000
Debt discount related to restricted stock issued in
connection to bridge loans	$173,512	$-
Debt discount realted to warrants granted in connection to bridge loans	$67,733	$-
Debt discount of beneficial conversion feature
in relation to bridge loans	$69,504	$3,870

See notes to consolidated financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007 (Restated)

NOTE 1 - DESCRIPTION OF BUSINESS AND GOING CONCERN

Echo Metrix, Inc. develops software services committed to real-time online protection and family safety.  The   Company develops and sells software products that offer parental controls that enable parents, both in home and remotely, to monitor and regulate their child’s computer activities.  The Company, through the newly acquired EchoMetrix division, also offers technology to corporations, within various verticals, to help management analyze real-time, natural language express and measure sentiment and behavior in digital content, such as blogs, forums, emails, instant messaging and mobile text.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the financial statements, the Company incurred net losses of $5,190,030 and $6,761,492 for the years ended December 31, 2008 and 2007 (restated), respectively.  In addition, the Company had negative working capital of $3,802,349 and an accumulated deficit of $22,849,549 at December 31, 2008.

These circumstances raise substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses.  The plan includes, among other things, implementing numerous online sales campaigns of parental control software, and concentrating on the new EchoMetrix division.  The Company has spent part of 2007 and all of 2008 developing the EchoMetrix Technology.  The remainder of 2008 will be spent signing beta users and prepare for EchoMetrix version 2.0 which is expected to be completed early in 2009.

If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company will need additional financing to continue to operate. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations. The Company has been successful in raising financing from equity and debt transactions. During 2008, the Company raised approximately $848,000 from the private placement of common stock and warrants, and issuance of debt, and a total of $1,488,000 of the 10% short term promissory notes have been converted into common stock. During 2007, the Company raised $2,174,800 from the private placement of common stock, 7% convertible preferred stock and warrants, and an additional $460,000 principal amount of 10% short term promissory notes.

The accompanying consolidated financial statements have been prepared, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

NOTE 2 –PRIOR PERIOD ADJUSTMENT:

In the fourth Quarter 2007 and first Quarter 2008, the Company amended the conversion provisions, and warrant exercising price under its 10% convertible notes by significantly reducing the conversion price of the debt and warrant exercise price with the conversion price reduction being contingent upon the concurrent exercising of the warrant to purchases the Company’s common stock. The Company did not record the interest expense and increase to additional paid in capital associated with the accounting for the modification in accordance with U.S. generally accepted accounting principles.

The following adjustments are a result of an accounting change by the Company to properly reflect the accounting for the modification of the conversion price of the Company’s convertible notes, and the reduction in the related warrant exercise pursuant to FAS 123 ( R).

The Company recorded as of December 31, 2007, an increase to additional paid in capital and net loss by $497,000, thus having no effect on the balance sheet in 2007.  The effect on the first quarter ended March 31, 2008 was an debit to interest expense of $985,500 and the corresponding credit was to additional paid in capital.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a) Basis of Presentation:

Echo Metrix, Inc. is organized as a single reporting unit and believes that it operates as a single business.   References in this report to “Echo Metrix”, the “Company”, “we”, “us” or “our” refers to Echo Metrix Inc. and its consolidated subsidiaries. All intercompany transactions have been eliminated in consolidation.

 (b) Revenue Recognition:

The Company recognizes revenues in accordance with the SEC, Staff Accounting Bulletin 104, “Revenue Recognition” (“SAB 104”). Under SAB 104 revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable and collectability is reasonably assured. Software products and services revenue is derived via three distinct methods: direct non- consignment sales, consignment sales and online Internet sales: (i) revenue in the form of direct non- consignment sales of merchandise are recognized when title passes to the customer, typically upon shipment, less an estimated reserve if return privileges exist; (ii) revenue from consignment sales of software is recognized when proof of sale to the end user is received; (iii) revenue from online Internet sales is recognized upon the settlement of credit card charges, typically within three days of the sale.  There were n consignment sales recognized in the fiscal year ended December 31, 2008.

(c) Use of Estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(d) Earnings Per Share:

The Company utilizes Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is calculated on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented separately as it is anti-dilutive. Such securities, shown below, presented on a common share equivalent basis and outstanding as of December 31, 2008 and 2007 have been excluded from the per share computations:

	December 31,
	2008	2007
2004 Stock Plan Options	1,050,000	1,450,000
Non ISO Stock Options	12,388,157	8,283,157
Convertible Preferred Stock	9,012,370	9,012,370
Convertible Notes Payable	6,680,000	14,373,333
Warrants	12,546,084	13,616,684

(e) Stock Based Compensation:

Effective January 1, 2006, the Company’s 2004 Stock Plan and options granted outside of the Plan are accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

 (f) Advertising Costs:

The Company expenses ordinary advertising and promotion costs as incurred. Advertising and promotion costs were $82,574 and $211,870 for the years ended December 31, 2008 and 2007, respectively.

(g) Software Development Costs:

Research and development costs are expensed as incurred. No research and development costs were incurred during the years ended December 31, 2008 and 2007.

In accordance with the provisions of SFAS No. 86, "Accounting for the costs of computer software to be sold or otherwise marketed", software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. For the year ended December 31, 2008, the Company capitalized $108,957 of software development costs. No development costs were capitalized for the year ended December 31, 2007.  The software costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the years ended December 31, 2008 and 2007 was $22,043 and $231,383 respectively.

(h) Long-Lived Assets

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, we review long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.  In such circumstances, we will estimate the future cash flows expected to result from the use of the asset and its eventual disposition.  Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows.  If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, we will recognize an impairment loss to adjust to the fair value of the asset.  On December 31, 2007 we determined the future sales of our Sentry Predator Locator product, net of the cost of those sales, would not be sufficient to recover any amount of the unamortized costs.  As a result, we recorded an impairment to software development costs of $1,269,260 for the fiscal year ended December 31, 2007.

(i) Cash Equivalents:

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a remaining maturity of three months or less, when purchased, to be cash equivalents.

(j) Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount the Company expects to collect. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $250 and $99,303 at December 31, 2008, and 2007, respectively.

(k) Fair Value of Financial Instruments:

The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable, due to executive stockholders and obligations under capital leases. The carrying amounts of accounts receivable, inventories, and accounts payable and accrued expenses approximates fair value due to the short term nature of these financial instruments. The carrying value of due to executive stockholders reflects fair value as the terms reflect market conditions at each balance sheet date. The recorded values of notes payable and obligations under capital leases approximate their fair values, as interest approximates market rates.

(l) Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company from time to time may maintain cash balances, which exceed the Federal Depository Insurance Coverage limit. The Company performs periodic reviews of the relative credit rating of its bank to lower its risk. Concentrations of credit risk with respect to accounts receivable are limited because a number of geographically diverse customers make up the Company’s customer base, thus spreading the trade credit risk.

(m) Inventories:

The Company's inventory consists entirely of finished, packaged software products and is valued at lower of cost or market price. Cost is determined on a first-in, first-out (“FIFO”) basis.  All inventory was written off in the fiscal year ended December 31, 2008 and a loss on the write off of $219,669 is included in the statement of operations in the cost of sales line item.

(n) Shipping and Handling Costs:

The Company’s shipping and handling costs are included in cost of sales for all periods presented. Shipping and handling costs were $7,715 and $18,611 for the years ending December 31, 2008, and December 31, 2007, respectively.

(o) Property and Equipment and Depreciation:

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided for over the estimated useful lives of the related asset using the straight-line method. The estimated useful lives for significant property and equipment categories are as follows:
Furniture and fixtures	5 years
Data processing equipment	3 to 5 years
Telecommunication equipment	5 years
Purchased software	3 years

(p) Goodwill Intangible Assets and Amortization:

Under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill is to be tested for impairment at least annually at the reporting unit level. In accordance with SFAS 142, we performed impairment tests on goodwill and purchased intangible assets from the acquisition of ETP on June 8, 2005.  The goodwill and other intangible assets were written off after the Company performed these impairment tests and determined that the fair value of the goodwill and other intangible assets exceeded its carrying value.  Fair value was determined by estimates of future cash flows.  At December 31, 2007, we determined our projections for cash flow from the acquired assets was insufficient to support the goodwill and other intangible assets as assets and that an immediate impairment write-off was in order. Pursuant to the impairment tests, goodwill and unamortized intangibles totaling $998,580 were written off as of December 31, 2007. No impairment charges resulted from this evaluation for the year ended December 31, 2008.

In April of 2008, the Company purchased all of the stock of EchoMetrix Inc., in exchange for 300,000 shares of the Company’s common stock.  The acquisition resulted in $373 of cash, and the difference between the purchase price and the net assets acquired was recorded as an intangible asset, approximately $38,627. The Company is amortizing the intangible over a twelve month period.  Intangible assets subject to amortization are amortized on a straight-line basis over their estimated useful lives. The amortization expense for the years ended December 31, 2008 and 2007 was $28,970 and $64,933 respectively.

(q) Deferred Financing Costs:

The Company incurred financing costs related to its borrowings. Such costs are deferred and amortized generally by the straight-line method over the life of the underlying borrowings. In case the amount is repaid before maturity, the related unamortized amount is written off in the statement of operations. The Company amortized $67,403 and $164,586 of deferred financing costs for the years ended December 31, 2008 and 2007, respectively.

(r) Recently Issued Accounting Pronouncements Affecting The Company:

On October 10, 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. This FASB Staff Position (FSP) clarifies the application of FASB Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. Statement 157 was issued in September 2006, and is effective for financial assets and financial liabilities for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS 157-3 and determined that it had minimal impact, if any, as of December 31, 2008 and for the year then ended. The Company will continue to evaluate the impact, if any, of SFAS 157-3 on our financial statements.

On September 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the requirements of (FSP) No. EITF 03-6-1, as well as the impact of the adoption on our consolidated financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We will adopt FSP APB 14-1 beginning in the first quarter of fiscal 2010, and this standard must be applied on a retrospective basis. We are evaluating the impact the adoption of FSP APB 14-1 will have on our consolidated financial position and results of operations.

In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commission (“SEC”) of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect SFAS No. 162 to have a material impact on the preparation of our consolidated financial statements.

In March 2008, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 requires enhanced disclosures regarding an entity's derivative and hedging activities. These enhanced disclosures include information regarding how and why an entity uses derivative instruments; how derivative instruments and related hedge items are accounted for under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", and its related interpretations; and how derivative instruments and related hedge items affect an entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS 161 will not have a material impact on our financial position, results of operations or liquidity since we currently do not enter into derivatives or other hedging instruments.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 4 - EMPLOYEE STOCK COMPENSATION

The Company’s 2004 Stock Plan (the “Plan”), which is stockholder approved, permits the grant of share options and shares to its employees for up to 1,500,000 shares of Common Stock as stock compensation.  All stock options under the Plan are granted at the fair market value of the Common Stock at the grant date. Employee stock options generally vest ratably over a three-year period and generally expire 5 years from the grant date.  Additionally, the Company grants options and shares to its employees outside the Plan.

Accounting for Employee Awards:
Effective January 1, 2006, the Company’s Plan and options granted outside of the Plan are accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within SEC Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views regarding the interaction between FAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

In adopting FAS 123(R), the Company applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of FAS 123(R) are to be applied to new awards and to outstanding awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under FAS 123.

As a result of the adoption of FAS 123(R), the Company's results for the years ended December 31, 2008 and 2007 include share-based compensation expense totaling approximately $288,374 and $334,767, respectively, which have been included in the general and administrative expenses line item.  No income tax benefit has been recognized in the income statement for share-based compensation arrangements as the Company has provided a 100% valuation allowance on its’ net deferred tax asset.

Stock option compensation expense is the estimated fair value of options granted amortized on a straight-line basis over the requisite service period for the entire portion of the award. The Company has not adjusted the expense by estimated forfeitures, as required by FAS 123(R) for employee options, since the forfeiture rate based upon historical data was determined to be immaterial.

The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. During the years ended December 31, 2008 and 2007, the assumptions made in calculating the fair values of options are as follows:

	For the Years Ended December 31,
	2008	2007
Expected term (in years)	5	5
Expected volatilty	87.73%-99.89%	86.26%-91.99%
Expected dividend yield	0%	0%
Risk-free interest rate	3.47%-4.95%	3.83%-5.26%

Accounting for Non-employee Awards:
The Company previously accounted for options granted to its non-employee consultants using the fair value cost in accordance with FAS 123 and EITF No. 96-18.  The adoption of FAS 123(R) and SAB 107 as of January 1, 2006, had no material impact on the accounting for non-employee awards.  The Company continues to utilize the additional guidance set forth in EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees” (“EITF 96-18”).

Stock compensation expense related to non-employee options was approximately $193,333 and $78,000 for the years ended December 31, 2008 and 2007, respectively.  These amounts are included in the Consolidated Statements of Operations within the general and administrative expenses line item.

There were 4,500,000 and 2,280,000 non-employee stock options granted in the years ended December 31, 2008 and 2007, respectively.

The following table represents our stock options granted, exercised, and forfeited during 2008.

		Weighted	Weighted
		Average	Average
		Exercise	Remaining	Aggregate
	Number	Price	Contractual	Intrinsic
Stock Options	of Shares	per Share	Term	Value
Outstanding at December 31, 2006	9,720,000	$0.32		$0
Granted	1,013,157	0.31
Exercised	-	-
Forfeited/expired	(1,000,000)	0.30
Outstanding at December 31, 2007	9,733,157	$0.36	2.6661	$0
Granted	7,275,000	0.15
Exercised
Forfeited/expired	(3,570,000)	0.31
Outstanding at December 31, 2008	13,438,157	$0.2 4	2.4235	$0
Exercisable at December 31, 2008	11,493,026	$0. 26	2.1453	$0

As of December 31, 2008, there was $422,349 of unrecognized compensation cost, net of estimated forfeitures, related to nonvested stock options, which is expected to be recognized over a weighted average period of approximately 2.0 years.

NOTE 5 -   PROPERTY AND EQUIPMENT
The following is a summary of property and equipment, at cost less accumulated depreciation, at December 31:

	2008	2007
Furniture and fixtures	$3,780	$3,780
Data processing equipment	212,730	177,823
Telecommunication equipment	21,262	21,262
Purchased software	2,395	2,395
	240,167	205,260
Less: accumulated depreciation	(109,214)	(49,534)
	$130,953	$155,726

Depreciation charged to operations amounted to $63,129 and $33,886 for the years ended December 31, 2008 and 2007, respectively. Property and equipment include gross assets acquired under capital leases of $195,325 and $159,013 at December 31, 2008 and 2007, respectively. Capital leases are included as a component of data processing equipment. Amortization of assets under capital leases is included in depreciation expense.

                 NOTE 6 -   NOTES PAYABLE - BANK

The Company has a $50,000 revolving line of credit and a $5,000 overdraft privilege with a bank.  At December 31, 2008 and 2007, $49,007 and $49,697 of the line has been utilized. At December 31, 2008 and 2007, $0 and $5,000 of the overdraft privilege has also been utilized. Interest on borrowings is charged at 2.25% above the bank's prevailing prime rate (7.25 % at December 31, 2008 and 9.50% at December 31, 2007). Interest of $1,139 and $3,250 was charged to operations for the years ended December 31, 2008 and 2007, respectively. The debt is guaranteed personally by the former CEO of the Company and is collateralized by marketable securities owned by him which had a fair market value of approximately $35,000 at December 31, 2008.

NOTE 7 -   NOTE PAYABLE - EQUIPMENT

On July 12, 2006, the Company entered into a secured loan agreement with GE Commercial Finance for the purchase of $21,262 of communications equipment related to the Company’s corporate office space. This loan has a five-year term with monthly payments of $433 including interest at the rate of 8.15% per annum and is secured by the equipment purchased. The outstanding balance at December 31, 2008 and 2007 was $12,406 and $16,407 respectively, of which $4,341 and $4,002 is included in current liabilities. Future principal payments under the secured loan payable as of December 31, 2008 for each of the next three years are $4,341, $4,708 and $3,357, respectively.

NOTE 8 - OBLIGATIONS UNDER CAPITAL LEASE

On July 17, 2006 the Company entered into an equipment lease agreement with Citicorp Vendor Finance for the purchase of $87,098 of computer equipment related to the Company’s products. The lease has a five-year term and a $1 purchase option. The Company is accounting for this obligation as a capital lease. Assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset.  The assets are depreciated over the lower of their related lease terms or their estimated useful lives.

On September 16, 2007 the Company entered into an equipment lease agreement with GE Capital for the purchase of $71,914 of computer equipment. The lease has a three-year term and a $1 purchase option. The Company is accounting for this obligation as a capital lease. Assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset.  The assets are depreciated over the lower of their related lease terms or their estimated useful lives.

On February 28, 2008 the Company entered into an equipment lease agreement with GE Capital for the purchase of $36,312 of computer equipment. The lease has a three-year term and a $1 purchase option. The Company is accounting for this obligation as a capital lease. Assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset.  The assets are depreciated over the lower of their related lease terms or their estimated useful lives.

Depreciation for assets under capital leases for the years ended December 31, 2008 and 2007 amounted to $51,478 and  $23,413, respectively, and is included in depreciation expense.

The following is a summary of assets held under capital leases at December 31, 2008 and 2007:

	December 31, 2008	December 31, 2007
Data processing equipment, server and routers	$195,325	$159,013
Less: Accumulated depreciation	(82,875)	(31,397)
	$112,450	$127,616

The minimum future lease payments under the capital lease as of December 31, 2008 for each of the next three years and in the aggregate are:

Year ending	Amount
December 31, 2009	$65,077
December 31, 2010	58,148
December 31, 2011	15,889
Total minimum lease payments	139,114
Less: Amount representing interest	(27,029)
Present value of net minimum lease payments	112,085
Less: current portion	(52,760)
Long term portion	$59,325

In January 2009, the Company prepaid the Citicorp Vendor Finance lease for servers for $50,000 in lieu of the remaining payments totaling $75,260.

               NOTE 9 -    10% CONVERTIBLE NOTES PAYABLE

During 2005 and 2006, the Company raised capital via a private placement to accredited investors of units (“Units”), each Unit consisting of (a) a 10% convertible note with the original principal amount of $10,000 and (b) warrants to purchase 10,000 shares of common stock, exercisable at $0.50 per share, for $10,000 per Unit. The convertible notes mature in two years from the date of issue, if not converted earlier. As of December 31, 2008 all of the 10% convertible notes outstanding were in default.  The default provision requires an additional 2% interest per annum until the loans are repaid or converted. The 2% default penalty totaled $21,402 and is included in interest expense on the consolidated statement of operations and in accrued expenses on the consolidated balance sheet as of December 31, 2008. The Notes are convertible at any time at the option of the holder into Common Stock at the conversion rate of $0.40 per share. The Company raised a gross amount of $2,895,000 from the offerings.  The Company allocated the proceeds received between the debt and the warrant based upon their relative fair values.  The resulting discount is accreted over a two year period, the life of the note, using the effective interest method.  If the debt is converted earlier than the maturity date, the unamortized amount will be charged to operations at that time. When comparing the fair value of the notes to the note value there was a beneficial conversion feature. This amount was recorded as a discount to the notes and is accreted over the two year life of the note using the effective interest method.  For the years ended December 31, 2008 and 2007, an aggregate of $ 96,567 and $347,726 was charged to interest expense for the effective interest method, respectively.

As stated in Note 2, the Company modified certain terms of the notes, including a lower conversion price and a lower exercise price on the warrants.  As a result of this modification, the Company recorded an additional $497,000 for the year ended December 31, 2007 in interest expense and a corresponding credit to additional paid in capital.  The modification of the notes in the fiscal quarter ended March 31, 2008 resulted in additional interest expense of $985,000 with a credit to additional paid in capital.  The modification of notes in the fourth quarter of fiscal year 2008 resulted in additional interest expense of $104,311 with the offset recorded to additional paid in capital.

As reflected on the balance sheets at December 31, 2008 and 2007, the note value, net of discount, was $668,000 and $2,059,433 respectively. As of December 31, 2008, $2,152,000 principal amount of notes were converted into common stock and $75,000 of principal was paid.

As of December 31, 2008 the notes are classified as current due to the fact that they are in default for the non payment by the maturity date.

 NOTE 10 – SHORT TERM BRIDGE NOTES PAYABLE

On October 31, 2006 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of one year from the issue date or when the Company raises a certain minimum amount in its next qualified financing as defined. The notes bear an interest rate of 10% per annum, payable on maturity and the holders received restricted shares of the Company’s common stock equal to the face value of their note. Additionally, these notes are secured by a pledge of the Company’s common stock owned by its former Chief Executive Officer.

As of December 31, 2007, the Company has raised a gross amount of $285,000 from these promissory notes and issued 285,000 restricted shares of the Company’s common stock to the note holders. These shares were valued at the fair market value on the date of each note, less an approximate 10% discount (to give effect to the lack of liquidity for such shares), for an aggregate total of $85,095 which was recorded as a discount to the notes with a corresponding credit to common stock and additional paid in capital.  This discount is accreted over the one year life of the note using the straight line method.  If the debt is repaid earlier than the maturity date, the unamortized amount will be charged to operations at that time. As of December 31, 2008, a total of $285,000 of the 10% short term promissory notes have been repaid or converted into common stock.

On October 4, 2007, the Company issued a short term promissory note in the principal amount of $150,000. This note was payable on June 30, 2008 and bears an interest rate equal to the prime rate plus three percent, 10.25% per annum at December 31, 2007 and is payable at the end of the term.  This note is in default at December 31, 2008.

On November 7, 2007 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of August 15, 2008 or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear interest at a rate of 10% per annum, payable at the end of the term. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at the rate of $0.15 per share. As of December 31, 2007, the Company raised a total gross amount of $300,000, from these notes.  As of December 31, 2008, the total of $300,000 is outstanding and currently in default for non payment of principal on maturity date.

During 2008, the Company began separate private placements to accredited investors of 10% short term promissory notes. These notes have maturity dates ranging from a period of three months to twelve months, bear interest at a rate of 10% per annum, payable at the end of the term.  The Company raised a total of $990,000 from these promissory notes and issued 1,835,000 restricted shares of the Company’s common stock to the note holders. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at rates ranging from $0.14 to $0.20 per share. These shares were valued at the fair market value on the date of each note. As a result of the issuance of these convertible notes and related restricted shares and warrants, the Company recorded a total discount of $310,749 with a corresponding credit to common stock and additional paid in capital. The discount is accreted over the term of the note using the straight line method. In 2008, the Company amortized a total of $251,470 of the discount. As of December 31, 2008, the Company has repaid $150,000 of these notes. As of December 31, 2008, a total of $840,000 of these short term promissory notes are currently outstanding.

As of December 31, 2008, the Company’s bridge loan payable principal balance amounted to $1,290,000, of which $710,000 were in default as of year end.

                NOTE 11 - DUE TO EXECUTIVE STOCKHOLDERS AND AFFILIATES

 (a)       Due to stockholders

At December 31, 2008 and 2007, the Company was indebted to its former CEO, William Bozsnyak, in the amounts of $163,718 and $45,719, respectively, for working capital advances made to the Company.  On August 31, 2007, Mr. Bozsnyak converted $550,500 of working capital loans into 1,196,742 restricted shares of the Company’s common stock and 105,057 shares of the Company’s Convertible Series A Preferred Stock. Subsequent to Board acceptance and approval, on September 7, 2007 the Company issued the respective shares and an entry was made to reduce loans payable to stockholder for $550,500 with a corresponding credit to common stock, preferred stock and additional paid in capital.

For the years ended December 31, 2008 and 2007, interest expense was charged in the amounts of $10,639 and $44,620, respectively.  The interest rate used in this calculation is the same interest rate paid to the Company’s short term lender under the revolving line of credit described in Note 5, 7.25% at December 31, 2008 and 9.50% at December 31, 2007. At December 31, 2007 and 2006, $163,092 and $152,453 in accrued interest was due to Mr. Bozsnyak, respectively.

The Company also owed Mr. Bozsnyak $1,297 and $7,987 as of December 31, 2008 and 2007, respectively, for travel expenses and online advertising incurred on behalf of the Company. Additionally, at December 31, 2007, Brian O’Connor, a stockholder and director, is owed $419, respectively, for travel expenses incurred on behalf of the Company.

At December 31, 2008 and 2007, $463,271 and $170,683, respectively, was owed for unpaid salaries and accrued vacation to Mr. Bozsnyak, Mr. Caruso, Mr. Supinsky and Mr. O’Connor. A total of $88,997 and $16,250 was owed to Mr. Bozsnyak at December 31, 2008 and 2007, respectively as equity compensation per his employment agreement.

At December 31, 2008 and 2007, the Company owed $14,000 and $4,366, respectively, to the chairman of the audit and compensation committees, who is a shareholder.

(b)    Due to affiliates

The President of ETP has a minority interest in three affiliated companies.  Based upon cash flow needs, there are loans made to and/or from one of these affiliates as well as from the President of ETP directly. As of December 31, 2008 and 2007, the Company owed one of these affiliates $47,671 and $47,907, respectively.

NOTE 12 –    ECONOMIC DEPENDENCY

The Company sells its products on line and through distributors to major retailers throughout the United States. At December 31, 2008, one customer accounted for 100% of the accounts receivable. At December 31, 2007, two customers, each of which accounted for more than 10% of the Company’s accounts receivable, accounted for 97% of total accounts receivable in the aggregate.

In 2008, one customer accounted for 56% of the Company’s sales. In 2007, the three largest customers, each of which accounted for more than 10% of the Company’s sales, accounted for 98% of total sales in the aggregate. In 2007 the Company, for reasons of convenience, consistency and economy of scale, purchased its entire inventory from one vendor. This risk is mitigated to a great extent by the extensive availability of similar vendors at competitive prices throughout the United States.

            NOTE 1 3 - INCOME TAXES

The tax effect of the temporary differences that give rise to deferred tax assets are presented below:
	Year Ended
	December 31,
	2008	2007
		(Restated)
Deferred Tax Assets:
Net Operating Losses	$5,820,000	$4,976,000
Option Expense	990,000	513,000
Accounts Receivable	-	38,000
Inventory Write Down	86,000	-
Valuation Allowances	(6,896,000)	(5,527,000)

Net Deferred Tax Asset	$-	$-

At December 31, 2008 and 2007, a 100% valuation allowance was recorded to reduce the Company’s net deferred tax asset to $0.  The Company could not determine that it was more likely than not that the deferred tax asset resulting from net operating loss carryforwards would be realized.

The Company has generated net operating loss carryforwards aggregating approximately $14,900,000 at December 31, 2008 for federal and state income tax purposes.  These carryforwards are available to offset future taxable income and expire at various dates through 2028.

A reconciliation of the difference between the expected tax rate using the statutory federal tax rate (34%) and the Company’s effective tax rate is as follows:
	2008	2007
		(Restated)
U.S federal income tax at statutory rate	$(1,765,000)	$(2,299,000)
State income tax, net of federal income tax benefit	(260,000)	(338,000)
Impairment of intangible assets	-	389,000
Non cash interest	551,000	438,000
Beneficial conversion feature	41,000	136,000
Other permanent differenced	65,000	55,000
Valuation tax asset allowance	1,368,000	1,619,000

Effective tax rate	$-	$-

 NOTE 14 -    EQUITY TRANSACTIONS

On January 12, 2007, the Company issued 44,960 shares of the Company's restricted common stock as payment in kind for interest due for the month of December 2006 on the Company’s 10% convertible notes.

On February 7, 2007 and February 8, 2007, the Company, through a private sale, sold an aggregate of 209,924 shares of its Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 524,810 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $550,000.  Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The exercise price of the warrants approximates the net cost of the common stock received after conversion. The fair value of the warrants of $183,684 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $183,684 were recorded against additional paid-in capital.

On February 9, 2007, the Company issued 10,000 restricted shares of the Company’s common stock in connection with its short term promissory notes.  These shares were valued at the fair market value of $0.43, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.39 per share.  A total of $3,870 was recorded as a discount to the note and is accreted over the one year life of the note. If the debt is retired earlier than the maturity date, the unamortized amount will be charged to operations at that time.

On February 12, 2007, the Company issued 42,409 shares of the Company's restricted common stock as payment in kind for interest due for the month of January 2007 on the Company’s 10% convertible notes.

On February 20, 2007, the Company, through a private sale, sold an aggregate of 190,840 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 477,100 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $500,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The exercise price of the warrants approximates the net cost of the common stock received after conversion. The fair value of the warrants of $147,901 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $147,901 were recorded against additional paid-in capital.

On March 5, 2007, the Company issued 50,000 shares of the Company's restricted common stock upon the conversion of $20,000 principal amount of the Company’s 10% convertible notes.

On March 8, 2007, the Company issued 29,929 shares of the Company's restricted common stock as payment in kind for interest due for the month of February 2007 on the Company’s 10% convertible notes.

On March 9, 2007, the Company issued an aggregate of 13,736 shares of its Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 34,340 shares of the Company’s common stock at an exercise price of $.26 per share in satisfaction of short term bridge notes and accrued interest totaling $35,988. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The exercise price of the warrants approximates the net cost of the common stock received after conversion. The fair value of the warrants of $8,928 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $8,928 were recorded against additional paid-in capital.

On April 4, 2007, the Company issued 36,310 shares of the Company's restricted common stock as payment in kind for interest due for the month of March 2007 on the Company’s 10% convertible notes.

On May 4, 2007, the Company issued 41,317 shares of the Company's restricted common stock as payment in kind for interest due for the month of April 2007 on the Company’s 10% convertible notes.

On May 17, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and received net proceeds of $250,000.  Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock.

On June 1, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and received net proceeds of $250,000.  Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock.

On June 5, 2007, the Company issued 53,401 shares of the Company's restricted common stock as payment in kind for interest due for the month of May 2007 on the Company’s 10% convertible notes.

On July 5, 2007, the Company issued 62,820 shares of the Company's restricted common stock as payment in kind for interest due for the month of June 2007 on the Company’s 10% convertible notes.

On July 13, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 954,200 shares of the Company’s common stock at an exercise price of $.20 per share and received net proceeds of $250,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The fair value of the warrants of $200,382 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $200,382 were recorded against additional paid-in capital.

On July 31, 2007, the Company, through a private sale, sold an aggregate of 384,615 shares of the Company's restricted common stock and warrants to purchase an aggregate of 384,615 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $100,000. The exercise price of the warrants approximates the net cost of the common stock received.

On August 5, 2007, the Company issued 80,977 shares of the Company's restricted common stock as payment in kind for interest due for the month of July 2007 on the Company’s 10% convertible notes.

On August 25, 2007, the Company retired 125,000 shares of the Company's common stock for $10,000 as part of the Settlement Agreement and Mutual Release with AmberAlertAgent Development Co., LLC (see Note 15 below).

On September 5, 2007, the Company issued 79,958 shares of the Company's restricted common stock as payment in kind for interest due for the month of August 2007 on the Company’s 10% convertible notes.

On September 7, 2007, the Company issued 1,196,742 restricted common shares and 105,057 shares of Series A 7% Convertible Preferred Stock to the CEO in satisfaction of loans made to the Company of $550,500. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock.  An entry was made to reduce loans payable to shareholder for $550,500 with a corresponding credit to common stock, preferred stock and additional paid in capital.

On September 11, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 954,200 shares of the Company’s common stock at an exercise price of $.20 per share and received net proceeds of $250,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock.  The fair value of the warrants of $152,672 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $152,672 were recorded against additional paid-in capital.

On October 5, 2007, the Company issued 74,825 shares of the Company’s restricted common stock as payment in kind for interest due for the month of September 2007 on the Company’s 10% convertible notes.

On November 7, 2007 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of August 15, 2008 or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear interest at a rate of 10% per annum, payable at the end of the term. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at the rate of $0.15 per share. As of December 31, 2007, the Company has raised a total gross amount of $300,000, from these notes.

On November 8, 2007, the Company issued 66,667 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On December 5, 2007, the Company issued 102,978 shares of the Company’s restricted common stock as payment in kind for interest due for the month of October 2007 on the Company’s 10% convertible notes.

On December 10, 2007, the Company issued 140,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $17,800.

On December 12, 2007, the Company issued 2,397,563 shares of the Company’s restricted common stock upon the conversion of $330,000 of the Company’s 10% convertible notes.

On December 14, 2007, the Company issued 812,500 shares of the Company’s restricted common stock upon the conversion of $130,000 of the Company’s 10% convertible notes.

On December 18, 2007, the Company issued 357,143 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On December 18, 2007, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $7,000.

On December 27, 2007, the Company issued 187,500 shares of the Company’s restricted common stock upon the conversion of $30,000 of the Company’s 10% convertible notes.

On December 28, 2007, the Company issued 398,333 shares of the Company’s restricted common stock upon the conversion of $44,000 of the Company’s 10% convertible notes.

On December 31, 2007, the Company issued 98,099 shares of the Company’s restricted common stock as payment in kind for interest due for the month of November 2007 on the Company’s 10% convertible notes.

On December 31, 2007, the Company issued 312,500 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On January 3, 2008, the Company issued 277,778 shares of the Company’s restricted common stock upon the conversion of $25,000 of the Company’s 10% convertible notes.

On January 3, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $2,250.

On January 3, 2008, the Company issued 1,250,000 shares of the Company’s restricted common stock as bonuses to employees and directors and are valued at $162,500.

On January 3, 2008, the Company issued 150,000 shares of the Company’s restricted common stock to a marketing and promotions company for services to be rendered in 2008.  These shares were valued at the fair market value of $0.21, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.19 per share.  A total of $28,500 was charged to operations with a corresponding credit to additional paid in capital.

On January 8, 2008, the Company issued 180,000 shares of the Company’s restricted common stock for consulting and marketing services rendered for $0.16 per share. $28,800 was charged to operations with a corresponding credit to additional paid in capital.

On January 8, 2008, the Company issued 666,666 shares of the Company’s restricted common stock upon the conversion of $100,000 of the Company’s 10% convertible notes.

On January 8, 2008, the Company issued 105,811 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $8,466.

On January 10, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $3,000.

On January 11, 2008, the Company issued 7,646,668 shares of the Company’s restricted common stock upon the conversion of $692,000 of the Company’s 10% convertible notes.

On January 11, 2008, the Company issued 692,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $55,360.

On January 15, 2008, the Company issued 208,333 shares of the Company’s restricted common stock upon the conversion of $25,000 of the Company’s 10% convertible notes.

On January 15, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $2,000.

On January 17, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $12,500 of the Company’s 10% convertible notes.

On January 17, 2008, the Company issued 12,500 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $1,000.

On January 23, 2008, the Company issued 276,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $24,000.

On January 28, 2008, the Company issued 80,000 shares of the Company’s restricted common stock upon the conversion of $12,000 of the Company’s 10% convertible notes.

On January 28, 2008, the Company issued 12,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $960.

On January 31, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $12,500 of the Company’s 10% convertible notes.

On January 31, 2008, the Company issued 12,500 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $1,000.

On February 1, 2008, the Company issued 357,143 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On February 1, 2008, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $4,000.

On February 5, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On February 5, 2008, the Company issued 175,000 shares of restricted common stock in connection with the issuance of promissory notes amounting to $175,000.

On February 12, 2008, the Company issued 71,429 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On February 13, 2008, the Company issued 1,158,334 shares of the Company’s restricted common stock upon the conversion of $139,000 of the Company’s 10% convertible notes.

On February 14, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On February 14, 2008, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $6,000.

On February 19, 2008, the Company issued 276,190 shares of the Company’s restricted common stock upon the conversion of $40,000 of the Company’s 10% convertible notes.

On February 20, 2008, the Company issued 41,667 shares of the Company’s restricted common stock upon the conversion of $5,000 of the Company’s 10% convertible notes.

On February 21, 2008, the Company issued 41,667 shares of the Company’s restricted common stock upon the conversion of $5,000 of the Company’s 10% convertible notes.

On February 28, 2008, the Company, through a private sale, sold 714,286 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $100,000.

On March 10, 2008, the Company, through a private sale, sold 128,571 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $18,000.

On March 14, 2008, the Company, through a private sale, sold an aggregate of 714,286 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $100,000.

On March 20, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On March 24, 2008, the Company issued 375,000 shares of the Company’s restricted common stock upon the conversion of $45,000 of the Company’s 10% convertible notes.

On March 26, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On March 31, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On April 10, 2008, the Company issued 1,753,847 shares of its common stock pursuant to a cashless warrant exercise, recording a $120,000 charge to stock compensation expense. Due to the fact that upon exercise of the warrant, the price was reduced from $0.47 to $0.01, the Company recorded an additional $117,000 to record this modification.

On April 17, 2008, the Company issued 50,000 shares of its restricted common stock in connection with the issuance of $50,000 promissory note.

On May 12, 2008, the Company, through a private sale, sold 142,857 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $20,000.

On May 14, 2008, the Company issued 300,000 shares of its common stock as part of the purchase of Echometrix, Inc. (See Note 3) and recorded the net purchase price as an intangible asset.

On May 20, 2008, the Company, through a private sale, sold 500,000 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $70,000.

On May 28, 2008, the Company, issued 1,275,000 shares of its restricted common stock as part of a legal settlement (See Note 15) and recorded a corresponding charge to the statement of operations of $165,750.

On June 9, 2008, the Company, through a private sale, sold 71,429 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $10,000.

On June 17, 2008, the Company issued 238,675 shares of the Company’s common stock upon the conversion of $25,000 of the Company’s 10% convertible notes and accrued interest of approximately $6,000.

On June 30 2008, the Company, through a private sale, sold 41,429 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $5,800.

On July 11, 2008, the Company issued 70,000 shares of its restricted common stock in connection with the issuance of a $35,000 promissory note.

On July 25, 2008, the Company issued 400,000 shares of its restricted common stock in connection with the issuance of a $200,000 promissory note.

On September 4, 2008, the Company through a private sale, issued 240,000 shares of its restricted common stock as a result of a promissory note issued for $80,000.

On September 30, 2008, the Company issued 357,583 shares of the Company’s common stock upon the conversion of $45,000 of the Company’s 10% convertible notes and accrued interest of $596.

On October 3, 2008, the Company issued 872,825 shares of its common stock upon the conversion of $100,000 of the Company’s 10% convertible notes and accrued interest of $39,492.

On October 16, 2008, the Company, through a private sale, issued 200,000 shares of its restricted common stock as a result of a promissory note issued for $100,000.

On October 31 2008, the Company, through a private sale, issued 100,000 shares of its restricted common stock as a result of a promissory note issued for $50,000.

On October 31, 2008, the Company, through a private sale, issued 600,000 shares of its restricted common stock as a result of a promissory note issued for $300,000.

On November 18, 2008, the Company issued 1,400,000 shares of the Company’s restricted common stock as compensation to consultants and directors and are valued at approximately $126,000.

As of December 31, 2008 the Company issued 742,867 shares of the Company’s restricted common stock as payment in kind for interest due from December 2007 through December 2008 on the Company’s 10% convertible notes.

Warrants :
During 2003, as part of its initial sale of its securities to the public, the Company sold Class A warrants, exercisable for five years, to acquire 2,474,000 common shares at $0.75 per share and Class B warrants, exercisable for seven years, to acquire 2,474,000 common shares at $1.75 per share. As additional compensation to the placement agent who placed the Company’s securities, the agent and its designees received rights to acquire 247,000 units of the Company’s securities for $0.985 each for five years. Each unit is comprised of one share of common stock, a warrant to acquire one share of common stock at $0.985 and another warrant to acquire a common share at $2.285 per share. Warrants to acquire 172,800 shares of the Company’s common stock at $0.30 per share were issued to a placement agent exercisable for five years as part of his compensation for his services in the Company’s private placement of its securities in 2004.

On December 31, 2007, we extended the term to exercise the Class A Warrant from December 31, 2007 to March 31, 2008. The exercise price of the Class A Warrant was lowered on from $0.75 to $0.17 per share of our common stock, and we reduced the exercise price of our Class B Warrant from $1.50 to $0.22 per share of our common stock. All other terms and conditions of the Warrants remained the same.

On December 31, 2007, we also extended the term to exercise Placement Agents’ Class A Warrant from December 31, 2007 to December 31, 2008. The exercise price of the Class A Warrant was lowered from $0.985 to $0.17 per share of our common stock, and we reduced the exercise price of our Class B Warrant from $2.285 to $0.17 per share of our common stock. All other terms and conditions of the Warrants remained the same.

On March 25, 2008, we extended the term to exercise the Class A Warrant from March 31, 2008 to July 31, 2008. All other terms and conditions of the Warrants remained the same and became effective on June 11, 2008 when the Company received a Notice of Effectiveness from the Securities and Exchange Commission

On August 28, 2008, the Company extended the term to exercise the Class A Warrant from August 31, 2008 to March 31, 2009.  All other terms and conditions of the Warrants remained the same and became effective on October 8, 2008 when the Company received a Notice of Effectiveness from the Securities and Exchange Commission.

On March 26, 2009 the Company filed an 8-K stating that it intends to extend the terms to exercise the Class A Warrant from March 31, 2009 to June 30, 2010 and to extend the term of the Class B Warrant from December 31, 2009 to June 30, 2010. The Company will file a Post Effective Amendment No. 4 to its Registration Statement on Form S-1 (“Post Effective Amendment”). The extended date will become effective upon the date on which the Securities and Exchange Commission declares the Post-Effective Amendment.

During 2005 and 2006, the Company raised capital via a private placement to accredited investors of units (“Units”), each Unit consisting of (a) a 10% convertible note with the original principal amount of $10,000 and (b) warrants to purchase 10,000 shares of common stock, exercisable at $0.50 per share, for $10,000 per Unit.

On January 29, 2007, warrants were issued to a consultant to acquire 900,000 shares of the Company’s common stock at  $0.47 per share, exercisable for five years, as part of the compensation and further incentive for the consultant to devote  his best efforts to the performance of services specified under a 3-year consulting agreement dated January 29, 2007.  The warrants vest in three equal amounts of 300,000 warrants on each of the following dates January 29, 2008, January 29, 2009 and January 29, 2010 provided that the consultant is still retained by the Company. These shares were valued at  $216,000, the fair value of warrant at the date of issue. This amount is being accreted over the vesting period of the  warrants using the straight line method.  For the years ended December 31, 2008 and 2007, a total of $72,000 and $66,000, respectively, was charged to operations with a corresponding credit to additional paid in capital.

In April 2008, the Company lowered the exercise price of 900,000 shares from $0.47 to $0.01 and the options were exercised on a cashless basis.  As a result of the price modification, the Company recorded compensation expense amounting to $117,000.  Upon exercise, the Company recorded $9,000 to compensation expense and a corresponding credit to common stock and additional paid in capital.

On January 29, 2007, warrants were issued to a consultant to acquire 1,000,000 shares of the Company’s common stock at $0.47 per share, exercisable for five years, as further incentive for the consultant to devote his best efforts to the performance of services specified under a 3-year consulting agreement dated January 29, 2007. The warrants vest when the consultant has achieved $2,000,000 in net direct and indirect sales, as defined, in any one calendar year provided that the consultant is still retained by the Company. The fair value of warrant will be charged to operations with a corresponding credit to additional paid in capital on the date the sales target is achieved. In April 2008, 853,847 shares of common stock were issued on a cashless basis resulting in a $111,000 charge to compensation and a corresponding credit to common stock and additional paid in capital.

On February 16, 2007, a warrant was issued to a placement agent to acquire 224,000 common shares at $0.50 per share exercisable for three years as part of the compensation for services rendered in the Company’s private placement of its 10% convertible notes. A total of $51,520, the fair value of warrant at the date of issue, was capitalized as deferred financing costs with a corresponding credit to additional paid in capital.  This amount is being accreted over the remaining life of the notes associated with the placement agent using the straight line method.

On February 16, 2007, a warrant was issued to a placement agent to acquire 87,500 common shares at $0.36 per share exercisable for three years as part of the compensation for services rendered in the Company’s private placement of its 10% short term promissory notes. A total of $22,750, the fair value of warrant at the date of issue, was capitalized as deferred financing costs with a corresponding credit to additional paid in capital.  This amount is being accreted over the remaining life of the notes associated with the placement agent using the straight line method.

For the year ended December 31, 2007, 190,000 warrants were exercised. On December 10, 2007, the Company issued 140,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $17,800. On December 18, 2007, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $7,000.

On August 15, 2008, a warrant was issued to a consultant to acquire 400,000 common shares at $0.15 per share exercisable for three years as part of the compensation for consulting services rendered. A total of $44,000 (the fair value of the warrant on the date of issue) was recorded as consulting expense.

During the fiscal year ended December 31, 2008, the Company issued 2,871,400 warrants in connection with sales of its restricted common stock.  All warrants have a three year term and are exercisable at a range of $0.14 to $0.35 per share.

For the year ended December 31, 2008, 3,080,276 of warrants were exercised for total proceeds of approximately $114,000.

                NOTE 15 - COMMITMENTS AND CONTINGENCIES.

(a)              Legal Proceedings

AmberAlertAgent Development Company, LLC

   On February 20, 2007, Echo Metrix was served with a complaint that was filed in the Superior Court of California in San Diego County on February 8, 2007, entitled AmberAlertAgent Development Co., LLC, a California Limited Liability Company; Perkins, Brinson, Ho, LLC, a California Limited Liability Company; Philip Dizon, an individual; Edward Sullivan, an individual; Gil Amelio, an individual; Richard A. Weintraub, an individual; Carl Perkins, an individual; and Duane Brinson, an individual v. Echo Metrix, Inc., a Delaware Corporation; and Does 1-20. The claims against the Company arise out of an Exchange Agreement entered into between AmberAlertAgent, Inc. (“AAA”), certain of the plaintiffs and the Company pursuant to which the Company purchased all the issued and outstanding shares of AAA in exchange for 1.5 million shares in the Company. The shares in the Company acquired by the plaintiffs are being held in escrow until plaintiffs complete the development of software, and provided certain other services, as set forth in a Consulting Agreement between plaintiffs and the Company.

On August 2, 2007, the Company and the plaintiffs signed a Settlement Agreement and Mutual Release whereby all legal actions were dismissed. Under the terms of the Settlement Agreement, Echo Metrix placed $10,000 into escrow and released to the plaintiffs an aggregate of 1.375 million shares of the Company's common stock which were previously being held in escrow. The remaining 125,000 shares which were previously held in escrow were returned to the Company and retired. In addition, pursuant to the Settlement Agreement, Echo Metrix and Amber Alert Agent entered into a License Agreement pursuant to which the Company received a perpetual, royalty-free, worldwide, and non-exclusive license to use, including to reproduce, perform, display, distribute, and create derivative works from, certain Sentry Predator Locator software and all related documentation. An additional $10,000 was placed in escrow for payment of transition services to be provided by the plaintiffs to assist the Company in migrating the software onto the Company's servers. The source code for the licensed software was also placed into escrow. All escrowed items will be released upon the successful transition of the software. In February 2009, the Company, AmberAlertAgent Development Co., LLC, all of the plaintiffs and the Escrow Agent reached a settlement agreement, and $9,500 of the funds were released to the Company and $9,500 was released to the Plaintiffs in accordance with the Settlement Agreement. $1,000 was paid to the escrow agent for escrow fees and the source codes were delivered to Plaintiffs in accordance with the Settlement Agreement.

Joseph Carrizzo

 During the first quarter of 2007, Joseph Carrizzo resigned as the Company’s President and a director. The Company attempted to negotiate the terms of a separation agreement with Mr. Carrizzo. On March 20, 2007, the Company received a letter from Mr. Carrizzo in which he formally advised the Company that he was terminating his employment as a result of the Company’s alleged material breach of his employment agreement. The Company contends that Mr. Carrizzo voluntarily terminated his employment with the Company.

On May 22, 2008, a settlement agreement was reached between the Company and Mr. Carrizzo, whereby the Company has agreed to pay Mr. Carrizzo $150,000 and issue 1,275,000 of the Company’s restricted common shares in full and complete settlement of all monetary and non-monetary claims by Mr. Carrizzo. Mr. Carrizzo turned in and the Company terminated 3,270,000 options as part of the settlement. A cash payment of $10,000 was made immediately upon execution of the settlement agreement and $5,000 per month commencing thirty days after the initial payment is due until the full amount is paid. If the Company raises $500,000 in additional equity financing in a single transaction, a one time accelerated payment of $20,000 is to be made to Mr. Carrizzo. If the Company raises an additional $500,000 in a single transaction, an additional $20,000 accelerated payment is to be made. . The common shares payment was delivered in two stock certificates on May 28, 2008. The first 625,000 shares issued are restricted until such time as when the Company files a registration statement that is declared effective by the SEC. The second payment of 650,000 common shares are subject to the first stipulation and have an additional legend that prohibits their resale prior to March 1, 2009.

Charles Davis

   On May 23, 2008, the Company responded to a letter dated May 22, 2008 and sent a notification to return personal and intellectual property belonging to the Company from the former Chief Technology Officer, Charles Davis. Mr. Davis claims independent rights to use technology owned and developed by Echo Metrix, Inc. The Company maintains that Mr. Davis is in violation of his confidentiality obligations and has demanded all records, software and data owned by Echo Metrix, Inc and subsidiaries to be returned to the Company immediately. Mr. Davis was charged with larceny based on a complaint filed by the Company and the case is being prosecuted by the Nassau County District Attorney's office.

Freifeld

   On or about November 2008, the plaintiffs, Freifelds brought an action against the Company seeking summary judgment in lieu of complaint on two debt conversions. The plaintiffs converted their notes and received the Company’s stock certificates in November 2008. Subsequently, the plaintiffs brought suit, requesting repayment of their converted notes. The Company has retained legal counsel and has filed pre-answer motion for summary judgment for the Company. The Plaintiffs have moved for summary judgment in lieu of a complaint and we cross-moved for summary judgment. The Court has indicated that it is going to set the matter down for an evidentiary hearing. No date has been set. As of April 14, 2009, management has determined that the possibility that summary judgment for the plaintiffs is remote.

(b)              Leases

The Company signed a new operating lease beginning July 31, 2006 for its corporate office space located in Syosset, New York. The lease has a term of five years and two months and expires on September 30, 2011. The following is a schedule by year of future minimum rental payments required under the lease agreement:

Year ending	Amount
December 31, 2009	$55,182
December 31, 2010	$56,917
December 31, 2011	$43,768

Rent expense was $61,953 and $82,279 for the years ended December 31, 2008 and 2007, respectively.

             NOTE 16 - SUBSEQUENT EVENTS

On February 10, 2009, William Bozsnyak resigned as the Chief Executive Officer and Chairman of Echo Metrix, Inc. (the “Company”). Mr. Bozsnyak will continue to serve as a member of the Company’s Board of Directors and will become the Company’s Secretary.

On February 10, 2009 (the “Separation Agreement Effective Date”), in connection with Mr. Bozsnyak’s resignation as Chief Executive Officer and Chairman of the Company, the Company entered into a separation agreement with Mr. Bozsnyak (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Bozsnyak will remain a director of the Company. In addition, Mr. Bozsnyak will become the Secretary of the Company until March 31, 2010, subject to termination by Mr. Bozsnyak upon 30 days’ written notice. Pursuant to the Separation Agreement, the Company acknowledged that it owes Mr. Bozsnyak an aggregate of $616,046.52 for accrued salary, principal and interest on personal loans, and options, and the Company agreed to pay the amounts due to Mr. Bozsnyak in accordance with the schedule set forth therein, including $10,000 upon execution of the Separation Agreement, $10,000 within ten days of execution of the Separation Agreement, and $8,000 per month commencing the week of March 6, 2009 and continuing for a period not to exceed three years, which may be accelerated under certain conditions as set forth therein. Mr. Bozsnyak has also agreed to convert the remaining monies owed into common stock at a conversion rate of $0.14 per share. The Company also agreed to grant Mr. Bozsnyak options to purchase shares of the Company’s common stock in the amount of $20,833 per month until December 31, 2009 at an exercise price equal to the ninety day volume weighted average price, to allow Mr. Bozsnyak to name an additional Board member for a period of three years from the Separation Agreement Effective Date (or until the Company generates a net annual profit in excess of $4 million, and subject to the unanimous approval of the Board of Directors), and to reimburse Mr. Bozsnyak for health insurance expenses in the amount of up to $2,500 per month for a period of 36 months, if Mr. Bozsnyak requires health insurance. Pursuant to the Separation Agreement, Mr. Bozsnyak will retain 1,895,556 vested options for a period of three years from the Separation Agreement Effective Date; all other unvested options were cancelled.

On February 10, 2009, Jeffrey Greene was appointed to serve as the Company’s Chief Executive Officer. Mr. Greene, 61 has spent the last 30 years as a CEO/COO starting, restarting and rehabilitating businesses in banking, technology, entertainment and most recently the wireless space. Greene started down this path after serving as the Chairman of Citicorp Information Management Services, which was one of the largest resellers of marketing intelligence to the packaged goods industry. He later became the President of Island Trading Company the owner of 74 entertainment properties including Island Records. As President of the Pharmacy Fund he raised over $2 Billion in the securitized asset back market while reselling pharmaceutical information to the key manufacturers.

On February 10, 2009, the Company entered into an employment agreement with Mr. Greene (the “Greene Employment Agreement”), pursuant to which Mr. Greene will serve as the Company’s Chief Executive Officer and on the Company’s Board of Directors, effective upon the resignation of the prior Chief Executive Officer, which resignation occurred on February 10, 2009 (the “Greene Effective Date”). The Greene Employment Agreement has a term of three years, subject to earlier termination as provided therein, and may be extended beyond the initial three year term by mutual agreement of the Company and Mr. Greene (the “Greene Term”). Pursuant to the Greene Employment Agreement, Mr. Greene will receive a base salary of $240,000, which may be increased up to $300,000 during the first year of the Greene Term if certain milestones are achieved. Commencing one year from the Greene Effective Date, all salary increases or bonus payments will be in the sole discretion of the Company’s Board of Directors. Pursuant to the Greene Employment Agreement, the Company agreed to grant Mr. Greene a) one million five hundred thousand options, vesting over a three year period from the effective date on a cashless basis (if still employed) at an exercise price equal to the thirty day volume weighted average price set on the effective date; b) three million five hundred thousand warrants to purchase the Company’s common stock at an exercise price of ten cents expiring February 10, 2014; and c) four million performance based stock options, which will vest based on the achievement of certain milestones.

The Greene Employment Agreement may be terminated by the Company for Good Cause (as defined therein), in which event Mr. Greene shall have no right to any further base salary or other benefits or bonus, and Mr. Greene shall forfeit all non-vested options, warrants and stock, and any warrant, option, or cash bonus granted within 180 days. If the Company terminates the Greene Employment Agreement (other than for Good Cause), Mr. Greene shall be entitled to a severance payment equal to one month’s salary during year one of the Term, two months’ salary during year two of the Term, and three months’ salary during year three of the Term.

The Greene Employment Agreement may also be terminated by Mr. Greene, in the event of a Material Breach (as defined therein, including the termination by the Company for reasons other than Good Cause) by the Company. If Mr. Greene terminates the Greene Employment Agreement as a result of a Material Breach by the Company, the Company shall continue to provide Mr. Greene with his base salary and benefits for a period of three months. If Mr. Greene terminates the Greene Employment Agreement for a reason other than a Material Breach by the Company, Mr. Greene shall forfeit any warrant, option, or cash bonus granted within 180 days.

On February 9, 2009, Peter Sealey was appointed to the Company’s Board of Directors and will serve as its Chairman.

On February 9, 2009, the Company entered into an agreement with Mr. Sealey (the “Sealey Agreement”), pursuant to which Mr. Sealey will serve as the Company’s Non-Executive Chairman, effective upon the resignation of the prior chairman (which resignation occurred February 10, 2009) (the “Sealey Agreement Date”). The Sealey Agreement has a one year term, subject to earlier termination as provided therein, and may be extended upon a proxy shareholder approval, or if an annual shareholder meeting and/or meeting do not occur, by mutual agreement between Mr. Sealey and the Board of Directors. Pursuant to the Sealey Agreement, the Company agreed to grant Mr. Sealey, on the Sealey Agreement Date, 500,000 fully vested five year warrants to purchase shares of the Company’s common stock at an exercise price that is the lesser of $0.10 or the 30 day volume average weighted average price. The Warrants may be exercised on a cashless basis so long as Mr. Sealey serves as the Company’s Non-Executive Chairman. The Company also agreed to grant Mr. Sealey 2,500,000 performance based stock options which shall vest based upon the achievement of certain milestones.

The Company may terminate the Sealey Agreement for Good Cause (as defined therein), in which event Mr. Sealey shall forfeit any non-vested options, warrants, or stock and any warrant, option or cash bonus received within 180 days. The Sealey Agreement may also be terminated by Mr. Sealey, in the event of a Material Breach (as defined therein, including the termination by the Company for reasons other than Good Cause) by the Company. If Mr. Sealey terminates the Sealey Agreement for a reason other than a Material Breach by the Company, Mr. Sealey shall forfeit any warrant, option, or cash bonus granted within 180 days.

Equity

On January 6, 2009 the Company issued 775,000 shares of the Company’s restricted common stock as bonuses to employees and directors and are valued at approximately $109,000.

On January 7, 2009, the Company, through a private sale, issued 200,000 shares of its restricted common stock as a result of a promissory note issued for $50,000.

On January 15, 2009, the Company, through a private sale, issued 200,000 shares of its restricted common stock as a result of a promissory note issued for $50,000.

On February 1, 2009, the Company, through a private sale, issued 50,000 shares of its restricted common stock as a result of a promissory note issued for $50,000.

On February 2, 2009, the Company, through a private sale, issued 100,000 shares of its restricted common stock as a result of a promissory note issued for $50,000.

On February 2, 2009, the Company, through a private sale, issued 250,000 shares of its restricted common stock as a result of a promissory note issued for $125,000.

On February 19, 2009, the Company, through a private sale, issued 25,000 shares of its restricted common stock as a result of a promissory note issued for $25,000.

On March 5, 2009, the Company, through a private sale issued 1,000,000 shares of its restricted common stock as a result of promissory notes issued for $500,000.

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2009	2008
	(Unaudited)
Current assets:
Cash	$116,748	$25,217
Accounts receivable less allowance for doubtful accounts of $250 and $250 respectively	4,222	1,891
Prepaid expenses	4,487	18,780
Total current assets	125,457	45,888

Property and equipment – net	114,891	130,953

Other assets:
Capitalized software costs, less amortization of $37,877 and $22,043, respectively	152,020	86,914
Deferred finance costs, less amortization of $330,339	10,000	10,000
Security deposit	13,454	13,454
Intangible assets, less amortization of $38,627 and $28,970, respectively	-	9,657

Total other assets	175,474	120,025

Total assets	$415,822	$296,866

See notes to consolidated unaudited financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

LIABILITIES AND STOCKHOLDERS' DEFICIT

	March 31,	December 31,
	2009	2008
	(Unaudited)
Current liabilities:
Note payable - bank	$49,007	$49,007
Current portion of long term debt and capital leases	43,062	57,101
Current portion of 10% convertible notes payable	668,000	668,000
Short term convertible bridge notes payable, net of
discount of $97,576 and $59,279, respectively	1,467,424	1,230,721
Due to executive stockholders	713,616	887,755
Due to affiliates	47,671	47,671
Accounts payable	448,554	538,158
Accrued expenses	367,286	369,824
Total current liabilities	3,804,620	3,848,237

Other liabilities:
Convertible bridge notes payable, net of discount of $74,387 and $0, respectively	425,611	-
Obligations under capital lease, net of current portion	24,452	59,325
Note payable - equipment, net of current portion	6,894	7,377
Deferred rent	9,008	9,498
Total liabilities	4,270,585	3,924,437

Stockholders' deficit
Preferred stock - $.0001 par value, authorized - 25,000,000 shares; issued and outstanding - 901,237	90	90
Common stock - $.0001 par value, authorized - 250,000,000 shares; issued and outstanding -74,538,977 and 71,787,304, shares, respectively	7,454	7,178
Additional paid-in capital	20,039,532	19,214,710
Accumulated deficit	(23,901,839)	(22,849,549)
Total stockholders' deficit	(3,854,763)	(3,627,571)

Total liabilities and stockholders' deficit	$415,822	$296,866

See notes to consolidated unaudited financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2009	2008
	(Unaudited)	(Unaudited-Restated)
Revenues	$9,097	$83,872

Cost of Sales	244	31,863

Gross Profit	8,853	52,009

Operating expenses:
Selling	12,110	41,543
Web site costs	22,179	32,037
General and administrative	846,554	684,938
Depreciation and amortization	139,215	14,299
Total operating expenses	1,020,058	772,817

Loss from operations	(1,011,205)	(720,808)

Other expenses:
Interest	55,967	1,115,356
Interest - related party	1,008	1,754
Other (income) expenses	(15,890)	11,980
Amortization of deferred financing costs	-	32,880
Total other expenses	41,085	1,161,970

Net loss	$(1,052,290)	$(1,882,778)

Per share data
Loss per share - basic and diluted	$(0.01)	$(0.03)

Weighted average number of shares outstanding- basic and diluted	73,521,920	58,113,516

See notes to consolidated unaudited financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2009	2008
	(Unaudited)	(Unaudited-Restated)
Cash flows from operating activities:
Net loss	$(1,052,290)	$(1,882,778)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on payoff of capital lease	15,128	-
Write off of inventory	-	11,980
Bad debt expense	-	33,942
Common stock to be issued related to warrants and options	382,151	-
Fair value of warrants issued for services	18,000	-
Common stock issued for services and compensation	108,500	28,500
Stock issued for debt service	12,744	31,554
Compensatory element of stock options	93,344	216,217
Depreciation	16,062	14,299
Amortization of debt discount	-	42,744
Amortization of deferred financing costs	-	32,880
Amortization of software development costs	15,824	-
Amortization of intangible assets	9,657	-
Amortization of discount related to issuance of restricted stock	58,003	-
Amortization of beneficial conversion feature	15,708	34,058
Amortization of discount related to issuance of warrants	23,961	-
Interest and compensation expense as a result of modification of warrant exercise price	-	75,000
Interest expense as a result of conversion price reduction	-	910,500
Increase (decrease) in cash flows as a result of changes in asset and liability account balances:
Accounts receivable	(2,331)	(431)
Inventories	-	27,509
Prepaid expenses and other assets	14,293	(25,896)
Deferred rent	(489)	(70)
Accounts payable and accrued expenses	(92,144)	(5,922)
Total adjustments	688,411	1,426,864

Net cash used in operating activities	(363,879)	(455,914)

Cash flows from investing activities:
Capitalized software costs	(80,930)	(67,303)
Net cash used in investing activities	(80,930)	(67,303)

See notes to consolidated unaudited financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
Cash flows from financing activities:
Borrowings (payments) from stockholders	(174,139)	220,903
Payment of due to affiliates	-	(237)
Proceeds from warrants exercised in relation to convertible notes payable	-	108,996
Proceeds from bridge notes payable	850,000	25,000
Payments of bridge notes payable	(75,000)	-
Payments of note payable - equipment	(364)	(970)
Payments under capital lease	(64,157)	(12,017)
Payments of notes payable – bank	-	(755)
Proceeds from sale of securities	-	218,000
Net cash provided by financing activities	536,340	558,920

Net increase in cash	91,531	35,703

Cash at beginning of period	25,217	4,821

Cash at end of period	$116,748	$40,524

Supplemental Disclosure of cash flow information:
Cash payment made during the period - Interest	$-	$6,635

Supplemental Schedules of Noncash Investing and Financing Activities:
Computer equipment under capital lease	$-	$36,811
Convertible notes converted to common stock	$-	$1,343,000
Debt discount related to restricted stock issued in connection to bridge loans	$106,436	$-
Debt discount related to warrants granted in connection to bridge loans	$60,911	$-
Debt discount of beneficial conversion feature in relation to bridge loans	$43,012	$-

See notes to consolidated unaudited financial statements

ECHO METRIX, INC. (formerly SearchHelp, Inc.) AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
March 31, 2009

NOTE 1 -         PLAN OF ORGANIZATION.

Echo Metrix, Inc. develops software services committed to real-time online protection and family safety. The Company develops and sells software products that offer parental controls that enable parents, both in home and remotely, to monitor and regulate their child’s computer activities. The Company, through the EchoMetrix division, also offers technology to corporations, within various verticals, to help management analyze real-time, natural language express and measure sentiment and behavior in digital content, such as blogs, forums, emails, instant messaging and mobile text.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the financial statements, the Company incurred net losses of $1,052,290 and $1,882,778 for the three months ended March 31, 2009 and 2008 (restated), respectively. In addition, the Company had negative working capital of $3,679,163 and an accumulated deficit of $23,901,839 at March 31, 2009.

These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, implementing numerous online sales campaigns of parental control software, and concentrating on the new EchoMetrix division.

If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company will need additional financing to continue to operate. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations. The Company has been successful in raising financing from equity and debt transactions. During the first quarter ended March 31, 2009, the Company raised approximately $850,000 from the issuance of debt.

Echo Metrix, Inc. is organized as a single reporting unit and believes that it operates as a single business. References in this report to “Echo Metrix”, the “Company”, “we”, “us” or “our” refers to Echo Metrix Inc. and its consolidated subsidiaries.

The accompanying consolidated financial statements have been prepared, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's Annual report on Form 10-K filed on April 15, 2009. The results of the three months ended March 31, 2009 are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.

NOTE 2 - RESTATEMENT OF MARCH 31, 2008 FINANCIAL RESULTS:

In the first quarter ended March 31, 2008, the Company amended the conversion provisions, and warrant exercising price under its 10% convertible notes by significantly reducing the conversion price of the debt and warrant exercise price with the conversion price reduction being contingent upon the concurrent exercising of the warrant to purchases the Company’s common stock. The Company did not record the interest expense and increase to additional paid in capital associated with the accounting for the modification in accordance with U.S. generally accepted accounting principles.

The following adjustments are a result of an accounting change by the Company to properly reflect the accounting for the modification of the conversion price of the Company’s convertible notes, and the reduction in the related warrant exercise price pursuant to FAS 123 ( R).

The Company recorded for the three months ended March 31, 2008 a debit to interest expense of $985,500 and the corresponding credit was to additional paid in capital. The impact on the net loss was an increase of $985,500 for the three months ended March 31, 2008.

NOTE 3 - SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES :

(a) Earnings Per Share :

The Company utilizes Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is calculated on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented separately as it is anti-dilutive. Such securities, shown below, presented on a common share equivalent basis and outstanding as of March 31, 2009 and 2008 have been excluded from the per share computations:

	For the Three Months Ended March 31,
	2009	2008
2004 Stock Plan Options	930,000	1,200,000
Non ISO Stock Options	12,288,157	6,283,157
Convertible Preferred Stock	9,012,370	9,012,370
Convertible Notes Payable	6,680,000	14,373,333
Warrants	10,741,084	11,724,684

(b) Recent Accounting Pronouncements:

On September 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The Company adopted (FSP) No. EITF 03-6-1 on January 1, 2009, which did not have an impact on our consolidated financial statements.

NOTE 4 – EMPLOYEE STOCK COMPENSATION

The Company’s 2004 Stock Plan (the “Plan”), which is shareholder approved, permits the grant of share options and shares to its employees for up to 1,500,000 shares of Common Stock as stock compensation. All stock options under the 2004 Stock Plan are granted at the fair market value of the Common Stock at the grant date. Employee stock options vest ratably over a three-year period and generally expire 5 years from the grant date.

Accounting for Employee Awards:
The Company has adopted SFAS No. 123 (Revised 2004), “Share-Based Payment.” and SFAS No. 123R (a revision of SFAS No. 123), “Accounting for Stock-Based Compensation”.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions.  SFAS No. 123R requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant.  The cost is recognized over the period during which an employee is required to provide services in exchange for the award.    The Company has not adjusted the expense by estimated forfeitures, as required by FAS 123(R) for employee options, since the forfeiture rate based upon historical data was determined to be immaterial

The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. During the three months ended March 31, 2009 and 2008 the assumptions made in calculating the fair values of options are as follows:

	For the Three Months Ended March 31,
	2009	2008
Expected term (in years)	5	5
Expected volatilty	99.06%-99.96%	91.50%-92.51%
Expected dividend yield	0%	0%
Risk-free interest rate	2.51%-2.71%	4.17%-4.67%

Accounting for Non-employee Awards:
The Company previously accounted for options granted to its non-employee consultants using the fair value cost in accordance with FAS 123 and EITF No. 96-18.  The adoption of FAS 123(R) and SAB 107 as of January 1, 2006, had no material impact on the accounting for non-employee awards.  The Company utilizes the guidance set forth in EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees” (“EITF 96-18”) to its non-employee consultants for stock granted.

Stock compensation expense related to non-employee options was approximately $2,400 and $19,000 for three months ended March 31, 2009 and 2008, respectively.  These amounts are included in the Consolidated Statements of Operations within the general and administrative expenses line item.

On January 6, 2009, there were 400,000 of options granted, 200,000 options to each of two employees.  The options vest upon certain performance measures and expire five years from the grant date. As of March 31, 2009, the Company recorded option expense amounting to $20,000 in connection with the options granted to the employees.

The following table represents our stock options exercised, and forfeited during the three months ended March 31, 2009.

		Weighted	Weighted
		Average	Average
		Exercise	Remaining	Aggregate
	Number	Price	Contractual	Intrinsic
Stock Options	of Shares	per Share	Term	Value
Outstanding at January 1, 2009	13,438,157	$0.24	2.4235	$0
Granted	400,000	$0.15	4.7726	0
Exercised	-	-
Forfeited/expired	(620,000)	0. 59	0.0000	0
Outstanding at March 31, 2009	13,218,157	$0.22	2.3423	$0

Exercisable at March 31, 2009	11,611,932	$0.23	2.1188	$0

As of March 31, 2009, there was $311,004 of unrecognized compensation cost, net of estimated forfeitures, related to nonvested stock options, which is expected to be recognized over a weighted average period of approximately 2 years.

NOTE 5 - 10% CONVERTIBLE NOTES PAYABLE

During 2005 and 2006, the Company raised capital via a private placement to accredited investors of units (“Units”), each Unit consisting of (a) a 10% convertible note with the original principal amount of $10,000 and (b) warrants to purchase 10,000 shares of common stock, exercisable at $0.50 per share, for $10,000 per Unit. The convertible notes matured in two years from the date of issue, if not converted earlier. As of March 31, 2009 all of the 10% convertible notes outstanding were in default.  The default provision requires an additional 2% interest per annum until the loans are repaid or converted. The 2% default penalty totaled approximately $2,947 for the three months ended March 31, 2009 and is included in interest expense on the consolidated statement of operations and in accrued expenses on the consolidated balance sheet as of March 31, 2009. The Notes are convertible at any time at the option of the holder into Common Stock at the conversion rate of $0.40 per share. The Company raised a gross amount of $2,895,000 from the offerings.  The Company allocated the proceeds received between the debt and the warrant based upon their relative fair values.  The resulting discount is accreted over a two year period, the life of the note, using the effective interest method.  If the debt is converted earlier than the maturity date, the unamortized amount will be charged to operations at that time. When comparing the fair value of the notes to the note value there was a beneficial conversion feature. This amount was recorded as a discount to the notes and is accreted over the two year life of the note using the effective interest method.  For the three months ended March 31, 2009 and 2008, an aggregate of $0 and $76,802 was charged to interest expense for the effective interest method, respectively.

As stated in Note 2, the Company modified certain terms of the notes, including a lower conversion price and a lower exercise price on the warrants.   The modification of the notes in the fiscal quarter ended March 31, 2008 resulted in additional interest expense of $985,500 with a credit to additional paid in capital.

As reflected on the balance sheets at March 31, 2009 and December 31, 2008, the note value, net of discount, was $668,000, respectively. As of March 31, 2009 the notes are classified as current due to the fact that they are in default for the non payment by the maturity date.

NOTE 6- SHORT TERM BRIDGE NOTES PAYABLE

On October 4, 2007, the Company issued a short term promissory note in the principal amount of $150,000. This note was payable on June 30, 2008 and bears an interest rate equal to the prime rate plus three percent, 6.25% per annum at March 31, 2009 and is payable at the end of the term.  This note is in default at March 31, 2009.

On November 7, 2007 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of August 15, 2008 or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear interest at a rate of 10% per annum, payable at the end of the term. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at the rate of $0.15 per share. As of March 31, 2009, the total of $300,000 is outstanding and currently in default for non payment of principal on maturity date.

During 2008, the Company began separate private placements to accredited investors of 10% short term promissory notes. These notes have maturity dates ranging from a period of three months to twelve months, bear interest at a rate of 10% per annum, payable at the end of the term.  The Company raised a total of $990,000 from these promissory notes for the year ended December 31, 2008 and issued 1,835,000 restricted shares of the Company’s common stock to the note holders. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at rates ranging from $0.14 to $0.20 per share. These shares were valued at the fair market value on the date of each note. As a result of the issuance of these convertible notes and related restricted shares and warrants, the Company recorded a total discount of $310,749 with a corresponding credit to common stock and additional paid in capital. The discount is accreted over the term of the note using the straight line method. For the three months ended March 31, 2009, the Company amortized a total of $48,150 of the discount. As of March 31, 2009, the Company has repaid $150,000 of these notes. As of March 31, 2009, a total of $840,000 of these short term promissory notes are currently outstanding.

During 2009, the Company began separate private placements to accredited investors of 10% short term promissory notes. These notes have maturity dates ranging from a period of six months to eighteen months, bear interest at a rate of 10% per annum, payable at the end of the term.  The Company raised a total of $850,000 from these promissory notes for the three months ended March 31, 2009 and issued 1,825,000 restricted shares of the Company’s common stock to the note holders. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at rates ranging from $0.14 to $0.15 per share. These shares were valued at the fair market value on the date of each note. As a result of the issuance of these convertible notes and related restricted shares and warrants, the Company recorded a total discount of $210,356 with a corresponding credit to common stock and additional paid in capital. The discount is accreted over the term of the note using the straight line method. For the three months ended March 31, 2009, the Company amortized a total of $49,522 of the discount. As of March 31, 2009, the Company has repaid $75,000 of these notes. As of March 31, 2009, a total of $775,000 of these short term promissory notes are currently outstanding.

As of March 31, 2009, the Company’s bridge loan payable principal balance amounted to $2,065,000 of which $940,000 were in default as of the end of the fiscal quarter ended March 31, 2009.

NOTE 7 - DUE TO EXECUTIVE STOCKHOLDERS

At March 31, 2009 and December 31, 2008, the Company was indebted to its former CEO, William Bozsnyak, in the amounts of $163,718, respectively, for working capital advances made to the Company.

For the three months ended March 31, 2009 and, interest expense was charged in the amounts of $1,008 and $1,754, respectively.  The interest rate used in this calculation is the same interest rate paid to the Company’s short term lender under the revolving line of credit, 7.25% at March 31, 2009 and December 31, 2008. At March 31, 2009 and December 31, 2008, $164,100 and $163,092 in accrued interest was due to Mr. Bozsnyak, respectively.

The Company also owed Mr. Bozsnyak $0 and $1,297 as of March 31, 2009 and December 31, 2008, respectively, for travel expenses and online advertising incurred on behalf of the Company.

At March 31, 2009 and December 31, 2008, $385,798 and $463,271, respectively, was owed for unpaid salaries and accrued vacation to Mr. Bozsnyak, Mr. Caruso, Mr. Supinsky and Mr. O’Connor. A total of $88,997 was owed to Mr. Bozsnyak December 31, 2008, as equity compensation per his employment agreement.

At March 31, 2009 and December 31, 2008, the Company owed $17,500 and $14,000, respectively, to the former chairman of the audit and compensation committees, who is a shareholder.

                NOTE 8 -    EQUITY TRANSACTIONS

During the three months ended March 31, 2009, the Company issued 127,673 shares of the Company’s restricted common stock as payment in kind for interest due for January and February 2009 on the Company’s 10% convertible notes.

During the three months ended March 31, 2009, the Company issued 1,825,000 shares of the Company’s restricted common stock as a result of promissory notes issued amounting to $850,000 (Note 6). In addition, the Company issued 775,000 shares of the Company’s restricted common stock as payment for services and compensation to employees recording a charge to stock compensation for $87,500.

The Company issued 24,000 shares of common stock in connection with warrants exercised in the year ending 2008.

Common Stock to be Issued:

During the three month period ended March 31, 2009, the Company granted options and warrants in accordance with certain employment agreements. In order to comply with GAAP, the Company has implemented an additional equity category to account for these options and warrants that have been earned but not yet issued or exercised.  For the three months ended March 31, 209, the Company recorded approximately $380,000 of expense with a corresponding credit to the line item called common stock to be issued.

Warrants :
On March 26, 2009 the Company filed an 8-K stating that it intends to extend the terms to exercise the Class A Warrant from March 31, 2009 to June 30, 2010 and to extend the term of the Class B Warrant from December 31, 2009 to June 30, 2010. The Company will file a Post Effective Amendment No. 4 to its Registration Statement on Form S-1 (“Post Effective Amendment”). The extended date will become effective upon the date on which the Securities and Exchange Commission declares the Post-Effective Amendment.

During the three months ended March 31, 2009 and the fiscal year ended December 31, 2008, the Company issued 875,000 and 2,871,400 warrants, respectively in connection with promissory notes issued and sales of its restricted common stock.  All warrants have a three to five year term and are exercisable at a range of $0.14 to $0.35 per share.

For the year ended December 31, 2008, 3,080,276 of warrants were exercised for total proceeds of approximately $114,000. There were no warrants exercised in the first quarter ended March 31, 2009.

         NOTE 9 -     COMMITMENTS AND CONTINGENCIES

Legal Proceedings

Charles Davis

On May 23, 2008, the Company responded to a letter dated May 22, 2008 and sent a notification to return personal and intellectual property belonging to the Company from the former Chief Technology Officer, Charles Davis.  Mr. Davis claims independent rights to use technology owned and developed by Echo Metrix, Inc.  The Company maintains that Mr. Davis is in violation of his confidentiality obligations and has demanded all records, software and data owned by Echo Metrix, Inc and subsidiaries to be returned to the Company immediately.  Mr. Davis was charged with larceny based on a complaint filed by the Company and the case is being prosecuted by the Nassau County District Attorney's office.

Freifeld

On or about November 2008, the plaintiffs, Freifelds brought an action against the Company seeking summary judgment in lieu of complaint on two debt conversions.  The plaintiffs converted their notes and received the Company’s stock certificates in November 2008. Subsequently, the plaintiffs brought suit, requesting repayment of their converted notes.  The Company has retained legal counsel and has filed pre-answer motion for summary judgment for the Company.  The Plaintiffs have moved for summary judgment in lieu of a complaint and we cross-moved for summary judgment. The Court has indicated that it is going to set the matter down for an evidentiary hearing. No date has been set. As of May 15, 2009, management has determined that the possibility that summary judgment for the plaintiffs is remote.

            NOTE 10 -     SUBSEQUENT EVENTS

On May 11, 2009, Brian O’Connor resigned from the Company’s board of directors.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation (the “Certificate”) provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the “DGCL”), the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director’s duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

RECENT SALES OF UNREGISTERED SECURITIES

As of December 31, 2008 the company issued 742,867 shares of the Company’s restricted common stock as payment in kind for interest due from December 2007 through December 2008 on the Company’s 10% convertible notes.

On November 18, 2008, the Company issued 1,400,000 shares of the Company’s restricted common stock as bonuses to employees and directors and are valued at approximately $126,000.

On October 31, 2008, the Company, through a private sale, issued 600,000 shares of its restricted common stock as a result of a promissory note issued for $300,000.

On October 31 2008, the Company, through a private sale, issued 100,000 shares of its restricted common stock as a result of a promissory note issued for $50,000

On October 16, 2008, the Company, through a private sale, issued 200,000 shares of its restricted common stock as a result of a promissory note issued for $100,000.

On October 3, 2008, the Company issued 872,825 shares of its common stock upon the conversion of $100,000 of the Company’s 10% convertible notes and accrued interest of $39,492.

On September 30, 2008, the Company issued 357,583 shares of the Company’s common stock upon the conversion of $45,000 of the Company’s 10% convertible notes and accrued interest of $596.

On July 25, 2008, the Company issued 400,000 shares of its restricted common stock in connection with the issuance of a $200,000 promissory note.

On July 11, 2008, the Company issued 70,000 shares of its restricted common stock in connection with the issuance of a $35,000 promissory note.

On June 30 2008, the Company, through a private sale, sold 41,429 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $5,800.

On June 17, 2008, the Company issued 238,675 shares of the Company’s common stock upon the conversion of $25,000 of the Company’s 10% convertible notes and accrued interest of approximately $6,000.

On June 9, 2008, the Company, through a private sale, sold 71,429 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $10,000.

On May 28, 2008, the Company, issued 1,275,000 shares of its restricted common stock as part of a legal settlement (See Note 8) and recorded a corresponding charge to the statement of operations of $165,750.

On May 20, 2008, the Company, through a private sale, sold 500,000 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $70,000.

On May 14, 2008, the Company issued 300,000 shares of its common stock as part of the purchase of EchoMetrix, Inc. (See Note 5) and recorded the net purchase price as an intangible asset

On May 12, 2008, the Company, through a private sale, sold 142,857 shares of its restricted common stock at a price of $.14 per share and received net proceeds of $20,000.

On April 17, 2008, the Company issued 50,000 shares of its restricted common stock in connection with the issuance of $50,000 promissory note.

On April 10, 2008, the Company issued 1,753,847 shares of its common stock pursuant to a cashless warrant exercise, recording a $146,154 charge to stock compensation expense.

On March 31, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On March 26, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On March 24, 2008, the Company issued 375,000 shares of the Company’s restricted common stock upon the conversion of $45,000 of the Company’s 10% convertible notes.

On March 20, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On March 14, 2008, the Company, through a private sale, sold an aggregate of 714,286 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $100,000.

On March 10, 2008, the Company, through a private sale, sold 128,571 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $18,000.

On February 28, 2008, the Company, through a private sale, sold 714,286 shares of its common stock at an exercise price of $.14 per share and received net proceeds of $100,000.

On February 21, 2008, the Company issued 41,667 shares of the Company’s restricted common stock upon the conversion of $5,000 of the Company’s 10% convertible notes.

On February 20, 2008, the Company issued 41,667 shares of the Company’s restricted common stock upon the conversion of $5,000 of the Company’s 10% convertible notes.

On February 19, 2008, the Company issued 276,190 shares of the Company’s restricted common stock upon the conversion of $40,000 of the Company’s 10% convertible notes.

On February 14, 2008, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $6,000.

On February 14, 2008, the Company issued 416,667 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On February 13, 2008, the Company issued 1,158,334 shares of the Company’s restricted common stock upon the conversion of $139,000 of the Company’s 10% convertible notes.

On February 12, 2008, the Company issued 71,429 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On February 5, 2008, the Company issued 175,000 shares of the Company’s restricted common stock upon with the issuance of promissory notes amounting to $175,000.

On February 5, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On February 1, 2008, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $4,000.

On February 1, 2008, the Company issued 357,143 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On January 31, 2008, the Company issued 12,500 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $1,000.

On January 31, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $12,500 of the Company’s 10% convertible notes.

On January 28, 2008, the Company issued 12,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $960.

On January 28, 2008, the Company issued 80,000 shares of the Company’s restricted common stock upon the conversion of $12,000 of the Company’s 10% convertible notes.

On January 23, 2008, the Company issued 276,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $24,000.

On January 17, 2008, the Company issued 12,500 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $1,000.

On January 17, 2008, the Company issued 83,333 shares of the Company’s restricted common stock upon the conversion of $12,500 of the Company’s 10% convertible notes.

On January 15, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $2,000.

On January 15, 2008, the Company issued 208,333 shares of the Company’s restricted common stock upon the conversion of $25,000 of the Company’s 10% convertible notes.

On January 11, 2008, the Company issued 692,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $55,360.

On January 11, 2008, the Company issued 7,646,668 shares of the Company’s restricted common stock upon the conversion of $692,000 of the Company’s 10% convertible notes.

On January 10, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $3,000.

On January 8, 2008, the Company issued 105,811 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $8,466.

On January 8, 2008, the Company issued 666,666 shares of the Company’s restricted common stock upon the conversion of $100,000 of the Company’s 10% convertible notes.

On January 3, 2008, the Company issued 150,000 shares of the Company’s restricted common stock to a marketing and promotions company for services to be rendered in 2008. These shares were valued at the fair market value of $0.21, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.19 per share. A total of $28,500 was charged to operations with a corresponding credit to additional paid in capital.

On January 3, 2008, the Company issued 277,778 shares of the Company’s restricted common stock upon the conversion of $25,000 of the Company’s 10% convertible notes.

On January 3, 2008, the Company issued 25,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $2,250.

On January 3, 2008, the Company issued 1,250,000 shares of the Company’s restricted common stock as bonuses to employees and directors and are valued at $162,500.

On December 28, 2007, the Company issued 398,333 shares of the Company’s restricted common stock upon the conversion of $44,000 of the Company’s 10% convertible notes.

On December 27, 2007, the Company issued 187,500 shares of the Company’s restricted common stock upon the conversion of $30,000 of the Company’s 10% convertible notes.

On December 18, 2007, the Company issued 50,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $7,000.

On December 18, 2007, the Company issued 357,143 shares of the Company’s restricted common stock upon the conversion of $50,000 of the Company’s 10% convertible notes.

On December 14, 2007, the Company issued 812,500 shares of the Company’s restricted common stock upon the conversion of $130,000 of the Company’s 10% convertible notes.

On December 12, 2007, the Company issued 2,397,497 shares of the Company’s restricted common stock upon the conversion of $330,000 of the Company’s 10% convertible notes.

On December 10, 2007, the Company issued 140,000 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes and received net proceeds of $17,800.

On December 5, 2007, the Company issued 102,978 shares of the Company’s restricted common stock as payment in kind for interest due for the month of October 2007 on the Company’s 10% convertible notes.

On November 8, 2007, the Company issued 66,667 shares of the Company’s restricted common stock upon the conversion of $10,000 of the Company’s 10% convertible notes.

On November 7, 2007 the Company began a private placement to accredited investors of 10% short term promissory notes. These notes are payable the earlier of August 15, 2008 or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear interest at a rate of 10% per annum, payable at the end of the term. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at the rate of $0.15 per share. As of December 31, 2007, the Company has raised a total gross amount of $300,000, from these notes.

On October 5, 2007, the Company issued 74,825 shares of the Company’s restricted common stock as payment in kind for interest due for the month of September 2007 on the Company’s 10% convertible notes.

On September 11, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 954,200 shares of the Company’s common stock at an exercise price of $.20 per share and received net proceeds of $250,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The fair value of the warrants of $152,672 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $152,672 were recorded against additional paid-in capital.

On September 7, 2007, the Company issued 1,196,742 restricted common shares and 105,057 shares of Series A 7% Convertible Preferred Stock to the CEO in satisfaction of loans made to the Company of $550,500. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. An entry was made to reduce loans payable to shareholder for $550,500 with a corresponding credit to common stock, preferred stock and additional paid in capital.

On September 5, 2007, the Company issued 79,958 shares of the Company’s restricted common stock as payment in kind for interest due for the month of August 2007 on the Company’s 10% convertible notes.

On August 25, 2007, the Company retired 125,000 shares of the Company’s common stock for $10,000 as part of the Settlement Agreement and Mutual Release with AmberAlertAgent Development Co., LLC.

On August 5, 2007, the Company issued 80,977 shares of the Company’s restricted common stock as payment in kind for interest due for the month of July 2007 on the Company’s 10% convertible notes.

On July 31, 2007, the Company, through a private sale, sold an aggregate of 384,615 shares of the Company’s restricted common stock and warrants to purchase an aggregate of 384,615 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $100,000. The exercise price of the warrants approximates the net cost of the common stock received.

On July 13, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 954,200 shares of the Company’s common stock at an exercise price of $.20 per share and received net proceeds of $250,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The fair value of the warrants of $200,382 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $200,382 were recorded against additional paid-in capital.

On July 5, 2007, the Company issued 62,820 shares of the Company’s restricted common stock as payment in kind for interest due for the month of June 2007 on the Company’s 10% convertible notes.

On June 5, 2007, the Company issued 53,401 shares of the Company’s restricted common stock as payment in kind for interest due for the month of May 2007 on the Company’s 10% convertible notes.

On June 1, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of the Series A 7% Convertible Preferred Stock and received net proceeds of $250,000.

On May 17, 2007, the Company, through a private sale, sold an aggregate of 95,420 shares of the Series A 7% Convertible Preferred Stock and received net proceeds of $250,000.

On May 4, 2007, the Company issued 41,317 shares of the Company’s restricted common stock as payment in kind for interest due for the month of April 2007 on the Company’s 10% convertible notes.

On April 4, 2007, the Company issued 36,310 shares of the Company’s restricted common stock as payment in kind for interest due for the month of March 2007 on the Company’s 10% convertible notes.

On March 9, 2007, the Company issued an aggregate of 13,736 shares of its Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 34,340 shares of the Company’s common stock at an exercise price of $.26 per share in satisfaction of short term bridge notes and accrued interest totaling $35,988. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The exercise price of the warrants approximates the net cost of the common stock received after conversion. The fair value of the warrants of $8,928 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $8,928 were recorded against additional paid-in capital.

On March 8, 2007, the Company issued 29,929 shares of the Company’s restricted common stock as payment in kind for interest due for the month of February 2007 on the Company’s 10% convertible notes.

On March 5, 2007, the Company issued 50,000 shares of the Company’s restricted common stock upon the conversion of $20,000 of the Company’s 10% convertible notes.

On February 20, 2007, the Company, through a private sale, sold an aggregate of 190,840 shares of Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 477,100 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $500,000. Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The exercise price of the warrants approximates the net cost of the common stock received after conversion. The fair value of the warrants of $147,901 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $147,901 were recorded against additional paid-in capital.

On February 12, 2007, the Company issued 42,409 shares of the Company’s restricted common stock as payment in kind for interest due for the month of January 2007 on the Company’s 10% convertible notes.

On February 9, 2007, the Company issued 10,000 restricted shares of the Company’s common stock in connection with its short term promissory notes.  These shares were valued at the fair market value of $0.43, less an approximate 10% discount (to give effect to the lack of liquidity for such shares) or at $0.39 per share.  A total of $3,870 was recorded as a discount to the note and is accreted over the one year life of the note. If the debt is retired earlier than the maturity date, the unamortized amount will be charged to operations at that time.

On February 7, 2007 and February 8, 2007, the Company, through a private sale, sold an aggregate of 209,924 shares of its Series A 7% Convertible Preferred Stock and warrants to purchase an aggregate of 524,810 shares of the Company’s common stock at an exercise price of $.26 per share and received net proceeds of $550,000.  Each share of Series A 7% Convertible Preferred Stock can be converted, at any time, into ten shares of the Company’s common stock. The exercise price of the warrants approximates the net cost of the common stock received after conversion. The fair value of the warrants of $183,684 was determined using the Black-Scholes option-pricing model and is considered a deemed dividend on the Series A Preferred Stock. Due to the cumulative deficit, dividends of $183,684 were recorded against additional paid-in capital.

On January 29, 2007, warrants were issued to a consultant to acquire 900,000 shares of the Company’s common stock at $0.47 per share, exercisable for five years. The warrants vest in three equal amounts of 300,000 warrants on each of the following dates January 29, 2008, January 29, 2009 and January 29, 2010 provided that the consultant is still retained by the Company.

On January 29, 2007, warrants were issued to a consultant to acquire 1,000,000 shares of the Company’s common stock at $0.47 per share. The warrants vest when the consultant has achieved $2,000,000 in net direct and indirect sales, as defined, in any one calendar year provided that the consultant is still retained by the Company.

On January 12, 2007, the Company issued 44,960 shares of the Company’s restricted common stock as payment in kind for interest due for the month of December 2006 on the Company’s 10% convertible notes.

On December 29, 2006, a warrant was issued to an individual to acquire 200,000 shares of the Company’s common stock at $0.27 per share exercisable for five years as part of the compensation for services rendered in connection providing access and introductions to various retail channels for the Company’s products. This warrant was valued at $32,000, the fair value of warrant at the date of issue estimated using the Black-Scholes pricing model.

On December 29, 2006, the Company issued 75,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.27, less an approximate 10% discount (due to the restriction) or at $0.24 per share.

On December 29, 2006, options to acquire an aggregate of 200,000 shares of common stock were granted to a director, at an exercise price of $0.28. These options were issued at the closing price of our common stock on the date of grant.

On December 27, 2006, the Company issued 6,400 restricted common shares to a marketing firm in exchange for services. These shares were valued at the fair market value of $0.28, less an approximate 10% discount (due to the restriction) or at $0.25 per share.

On December 6, 2006, the Company issued 45,122 shares of the Company’s restricted common stock as payment in kind for interest due for the month of November 2006 on the Company’s 10% convertible notes.

On November 16, 2006, the Company issued 37,000 shares of the Company’s restricted common stock as payment in kind for interest due for the month of October 2006 on the Company’s 10% convertible notes.

On November 15, 2006, the Company issued 25,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.30, less an approximate 10% discount (due to the restriction) or at $0.27 per share.

On November 8, 2006, the Company issued 50,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.33, less an approximate 10% discount (due to the restriction) or at $0.30 per share.

On November 2, 2006, the Company issued 100,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.37, less an approximate 10% discount (due to the restriction) or at $0.33 per share.

On October 31, 2006, the Company issued 25,000 restricted shares of the Company’s common stock in connection with its short term promissory notes. These shares were valued at the fair market value of $0.36, less an approximate 10% discount (due to the restriction) or at $0.32 per share.

On October 30, 2006, options to acquire an aggregate of 50,000 shares of common stock were granted to an employee under the Echo Metrix, Inc. 2004 Stock Plan (“Plan”), at an exercise price of $0.36. These options were issued at the closing price of our common stock on the date of grant.

On October 4, 2006, the Company issued 26,847 shares of the Company’s restricted common stock as payment in kind for interest due for the month of September 2006 on the Company’s 10% convertible notes.

On September 8, 2006, options to acquire an aggregate of 230,000 shares of common stock were granted to two employees under the Echo Metrix, Inc. 2004 Stock Plan (“Plan”), at an exercise price of $0.33. These options were issued at the closing price of our common stock on the date of grant.

On August 25, 2006, the Company issued 50,000 restricted common shares to a marketing services firm in exchange for consulting services. These shares were valued by using the fair value of goods or services received and have a value of $16,500.

On August 21, 2006, the Company granted to a technology consultant an option to purchase 900,000 shares of the Company’s common stock at a purchase price of $0.35 per share. This option will fully vest in three years and has an option life of five years.

On June 6, 2006, the Company issued 20,295 restricted common shares to a legal firm in exchange for services. These shares were valued by using the fair value of goods or services received and have a value of $7,306.

On May 23, 2006, a warrant was issued to a placement agent to acquire 85,400 common shares at $0.50 per share exercisable for three years as part of the compensation for services rendered in the Company’s private placement of its securities in the December 19, 2005 private placement. This warrant was valued at $19,642, the fair value of warrant at the date of issue estimated using the Black-Scholes pricing model.

On May 5, 2006, the Company issued 5,608 restricted common shares to a legal firm in exchange for services. These shares were valued by using the fair value of goods or services received and have a value of $2,019.

On May 2, 2006, the Company appointed a Chief Financial Officer. As part of the employment agreement, an option was granted to purchase 900,000 shares of the Company’s common stock at a purchase price of $0.38 per share. This option will fully vest in three years and has an option life of five years.

On May 2, 2006, a warrant was issued to an executive recruiter to acquire 40,244 shares of the Company’s common stock at $0.41 per share exercisable for five years was issued as part of the compensation for services rendered in connection with the Company’s recruitment efforts. This warrant was valued by using the fair value of goods or services received and have a value of $16,500.

On April 7, 2006, the Company issued 38,366 restricted shares of its common stock at a purchase price of $0.405 per share to a legal firm for services rendered. These shares were valued by using the fair value of goods or services received and have a value of $15,538.

On March 10, 2006, the Company issued 600,000 of common stock to William Bozsnyak, our Chief Executive Officer, in repayment of $180,000 loan made to us. The share price was $.30, a discount to the market price, reflecting the restricted nature of such shares.

On March 6, 2006, the Company issued 17,483 shares of common stock for legal services rendered in conjunction with a lawsuit. The share price was calculated using the market value of $0.55 discounted by 10%.

All of the above-mentioned securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 promulgated thereunder.

EXHIBITS.
Exhibit No.	Description of Exhibit
3(i)(a)	Certificate of Incorporation of the Company*
3(i)(b)	Certificate of Amendment effective April 26, 2005 (Incorporated herein by reference to Form 8-K filed May 2, 2005)
3(ii)	By-laws of the Company*
3(iii)
Form of Certificate Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 7% Convertible Preferred Stock, $0.0001 par value. (Incorporated herein by reference to Form 8-K filed February 13, 2007)

3(iv)	Amended By-Laws of the Company (Incorporated herein by reference to Form 8-K filed March 4, 2009)
4.1	Specimen Common Stock Certificate of the Company*
4.2	Specimen Class A Warrant Certificate of the Company*
4.3	Specimen Class B Warrant Certificate of the Company*
5	Opinion re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to our Form SB-2 filed with the Securities and Exchange Commission on May 10, 2004 -File No. 33-97687).
10.3	Warrant Agreement, dated January 22, 2003, between the Company and American Stock Transfer and Trust Company*
10.4	Placement Agent Registration Rights Agreement, dated January 22, 2003, between the Company and Robert M. Cohen & Co, Inc.*
10.5	Form of Placement Agent Warrant*
10.6	Company 2004 Stock Plan, dated January 1, 2004. **
10.7	Participation Agreement, dated February 3, 2004, between the Company and Environmental Commercial Technology Corp. **
10.8	Letter Agreement, dated February 3, 2004, between the Company and BioNeutral Laboratories Corporation USA. **
10.9	Letter Agreement, dated February 3, 2004, between the Company and BioNeutral Laboratories Corporation (Worldwide) Limited. **
10.10	Settlement Agreement, dated October 20, 2005, between Echo Metrix, Inc. and BioNeutral Laboratories Corporation USA. (filed herewith)
10.11	Registration Rights Agreement, dated November 7, 2003, by and between the Company and S.G. Martin Securities LLC.**
10.12	Software Purchase and Service Agreement, dated as of August 15, 2003, by and between the Company and Edocusign, Inc. **

10.13	Employment Agreement, dated April 26, 2005, between the Company and Joseph Carrizzo (Incorporated herein by reference to Form 8-K filed April 28, 2005)
10.14	Securities Purchase Agreement by and among the Shareholders of E-Top-Pics, Inc. and the Company dated as of April 26, 2005. (Incorporated herein by reference to Form 8-K filed June 14, 2005)
10.15	Employment Agreement, dated May 1, 2005, between the Company and William Bozsnyak (Incorporated herein by reference to Form 8-K filed May 3, 2005)
10.16	Employment Agreement, dated May 1, 2005, between the Company and Brian O’Connor (Incorporated herein by reference to Form 8-K filed June 14, 2005)
10.17	Accounts Receivable Purchase Agreement, dated September 15, 2005, between E-Top-Pics, Inc. and Commercial Capital Lending, LLC (Incorporated herein by reference to Form 8-K filed September 21, 2005)
10.18	Secured Guaranty, dated September 15, 2005, between Echo Metrix, Inc. and Commercial Capital Lending, LLC (Incorporated herein by reference to Form 8-K filed September 21, 2005)
10.19	Supply Agreement, dated September 27, 2005, between E-Top-Pics, Inc. and Fuji Photo Film U.S.A., Inc. (Incorporated herein by reference to Form 8-K filed October 3, 2005)
10.20	Exchange Agreement dated as of November 2, 2005, among Echo Metrix, Inc., AmberAlertAgent, Inc. (“AAA”) and the stockholders of AAA (incorporated herein by reference to 8-K filed November 10, 2005)
10.21	Consulting Agreement, dated November 2, 2005, among Echo Metrix, Inc., AmberAlertAgent Development Company, LLC, and certain principals of AmberAlertAgent Development Company, LLC. ***
10.22	Employment agreement, dated April 24, 2006 between the Company and John Caruso (Incorporated herein by reference to Form 8-K filed May 8, 2006)
10.23	Lease Agreement, dated June 1, 2006, between the Company and RA 6800 Jericho Turnpike LLC (Incorporated herein by reference to Form 8-K filed June 12, 2006)
10.24	Settlement Agreement, dated July 14, 2006 between the Company and BioNeutral Laboratories Corporation USA (Incorporated herein by reference to Form 8-K filed July 20, 2006)
10.25	Amendment to Employment Agreement, dated January 29, 2007, between the Company and William Bozsnyak ****
10.26	Series A Preferred Stock Purchase Agreement dated February 7, 2007 by and between the Registrant and Edward Kaplan. (Incorporated herein by reference to Form 8-K filed February 13, 2007)
10.27
Series A Preferred Stock Purchase Agreement dated February 8, 2007 by and between the Registrant and The LAM Opportunity Fund, LTD. (Incorporated herein by reference to Form 8-K filed February 13, 2007)

10.28	Series A Preferred Stock Purchase Agreement dated February 8, 2007 by and between the Registrant and Lewis Opportunity Fund, LP. (Incorporated herein by reference to Form 8-K filed February 13, 2007)
10.29
Series A Preferred Stock Purchase Agreement dated February 20, 2007 by and between the Registrant and The LAM Opportunity Fund, LTD. (incorporated herein by reference to Form 8-K filed February 26, 2007)

10.30	Series A Preferred Stock Purchase Agreement dated February 20, 2007 by and between the Registrant and Lewis Opportunity Fund, LP. (Incorporated herein by reference to Form 8-K filed February 26, 2007)
10.31	Series A Preferred Stock Purchase Agreement dated March 9, 2007 by and between the Registrant and Michael Zuhoski. (Incorporated herein by reference to Form 8-K filed June 6, 2007)
10.32	Series A Preferred Stock Purchase Agreement dated March 9, 2007 by and between the Registrant and Diane Supinsky. (Incorporated herein by reference to Form 8-K filed June 6, 2007)
10.33	Series A Preferred Stock Purchase Agreement dated May 16, 2007 by and between the Registrant and Lewis Opportunity Fund, LP.
(Incorporated herein by reference to Form 8-K filed June 6, 2007)
10.34	Series A Preferred Stock Purchase Agreement dated May 16, 2007 by and between the Registrant and The LAM Opportunity Fund, LTD.
(incorporated herein by reference to Form 8-K filed June 6, 2007)

10.35	Series A Preferred Stock Purchase Agreement dated June 1, 2007 by and between the Registrant and Lewis Opportunity Fund, LP. (Incorporated herein by reference to Form 8-K filed June 6, 2007)
10.36	Separation Agreement between the Company and Mr. William Bozsnyak dated February 10, 2009. *****
10.37	Employment agreement, dated February 10, 2009 between the Company and Jeffrey Greene. *****
10.38	Employment agreement, dated February 10, 2009 between the Company and Peter Sealey. *****
14	Code of Ethics of the Company.**
21	List of Subsidiaries***
23.3	Consent of Sherb & Company, LLP

*	Incorporated herein by reference to the Company’s Form SB-2 filed with the Securities and Exchange Commission (File No. 33-97687).
**	Incorporated herein by reference to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on March 16, 2004.
***	Incorporated herein by reference to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2006
****	Incorporated herein by reference to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 11, 2007
*****	Incorporated herein by reference to the Company’s Form 10-K filed with the Securities and Exchange Commission on April 15, 2009

UNDERTAKINGS.

A.   Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii) To include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in Syosset, New York on June 1, 2009.

ECHO METRIX, INC.

By: /s/ Jeffrey Greene
Name: Jeffrey Greene
Title: Chief Executive Officer

By: /s/ Erica Zalbert
Name: Erica Zalbert
Title: Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ PETER SEALEY	Date: June 1, 2009
Name: Peter Sealy
Title: Director

By: /s/ WILLIAM BOZSNYAK	Date: June 1, 2009
Name: William Bozsnyak
Title: Director

By: /s/ RANDY S. ZELIN	Date: June 1, 2009
Name: Randy Zelin
Title: Director
By: /s/ FRANK CHESTER	Date: June 1, 2009
Name: Frank Chester
Title: Director